PROSPECTUS SUPPLEMENT NO. 7	Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated December 23, 2005)	Registration No. 333-129079

$100,000,000

Barnes Group Inc.

3.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025 AND

SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF

The Notes and Common Stock

•	On August 1, 2005, we issued and sold $100,000,000 aggregate principal amount of our 3.75% Convertible Senior Subordinated Notes due 2025 in a private offering.

•	Interest on the notes is payable on February 1 and August 1 of each year, beginning February 1, 2006.

•	The notes mature on August 1, 2025 unless earlier converted, redeemed or repurchased.

•	The selling security holders identified in this prospectus will use this prospectus to resell the notes and the underlying shares of our common stock issuable upon conversion of the notes. If required, we will set forth the names of any other selling security holders in a prospectus supplement or post-effective amendment, as appropriate, to the registration statement of which this prospectus is a part.

•	We will not receive any proceeds from the sale of the notes or shares of common stock issuable upon conversion of the notes by any of the selling security holders. The notes and the shares of common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See “Plan of Distribution.”

Conversion Notes

•	Holders may convert the notes into shares of our common stock at a conversion rate of 47.4058 shares per $1,000 principal amount of notes, subject to adjustment, before the close of business on July 31, 2025 under the following circumstances:

1.	during any fiscal quarter commencing after September 30, 2005, if the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

2.	prior to August 1, 2024, during the five business day period after any five consecutive trading day period, or measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

3.	if the notes have been called for redemption and the redemption has not yet occurred; or

4.	upon the occurrence of certain corporate transactions.

Redemption and Repurchase of the Notes

•	Prior to February 7, 2011, the notes will not be redeemable. On or after February 7, 2011, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

•	Holders may require us to repurchase for cash all or a portion of the notes on February 1, 2011, February 1, 2016 and February 1, 2021 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Ranking of the Notes

•	The notes are our direct, unsecured senior subordinated debt obligations and rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any other future senior subordinated indebtedness. The notes effectively rank junior in right of payment to the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

Listing

•	The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of The National Association of Securities Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We do not intend to list the notes for trading on any automated interdealer quotation system or national securities exchange.

•	Our common stock is traded on the New York Stock Exchange under the symbol “B”. On August 18, 2006, the reported last sale price of our common stock on the New York Stock Exchange was $16.97 per share.

This prospectus supplement, which supplements Barnes Group Inc.’s prospectus dated December 23, 2005, relates to resales by selling security holders of $100,000,000 in aggregate principal amount of Barnes Group Inc.’s 3.75% Convertible Senior Subordinated Notes Due 2025 and the shares of Barnes Group Inc. common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the accompanying prospectus and the information incorporated by reference which is filed from time to time by Barnes Group Inc. with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. See “Risk Factors” beginning on page 12 of the accompanying prospectus and information incorporated by reference to filings made by Barnes Group Inc. with the Securities and Exchange Commission.

The date of this prospectus supplement is August 21, 2006.

IMPORTANT NOTICE TO READERS

This prospectus supplement, dated August 21, 2006, amends and supplements the accompanying prospectus dated December 23, 2005, which is a part of a registration statement (No. 333-129079) we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, offer notes or shares of our common stock issued upon conversion of the notes owned by them. Each time the selling security holders offer notes or common stock under this prospectus, they are required to provide to potential investors a copy of the prospectus and a copy of any prospectus supplements. You should read both the prospectus and all prospectus supplements, together with the information incorporated by reference in the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus for more information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus supplement and the accompanying prospectus is delivered or when any sale of our securities occurs.

This prospectus supplement identifies one or more additional selling securities holders in accordance with the rules of the Securities and Exchange Commission. Except as amended by this prospectus supplement or by information incorporated by reference, you should refer to the accompanying prospectus for a description of the notes and our common stock and other information about us and our securities. We use certain terms in this prospectus supplement with the meaning given to them in the accompanying prospectus.

We effected a two-for-one common stock split on June 9, 2006, by means of a stock dividend to holders of record of our common stock on May 30, 2006. References in this prospectus supplement to shares of our common stock or the conversion rate of the notes give effect to that stock split unless otherwise noted. Similar references to our common stock and the conversion rate in the prospectus dated December 23, 2005 do not give effect to the stock split.

Our principal executive offices are located at 123 Main Street, Bristol, Connecticut 06010. Our telephone number is (860) 583-7070. Our common stock is listed on the New York Stock Exchange under the symbol “B.” We maintain a website at www.barnesgroupinc.com, however, the information on our website is not part of this prospectus, and you should only rely on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision as to whether to invest or not to invest in our securities.

SELLING SECURITY HOLDERS

The information set forth in the following table hereby supersedes the table appearing under the heading “Selling Security Holders” in the accompanying prospectus and the information in the paragraph following the footnotes to the table supplements the “Selling Security Holders” section of the accompanying prospectus. The information regarding the selling security holders listed below was furnished to us by such selling security holders on or before August 18, 2006.

	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner(1)					Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Citadel Equity Fund Ltd(5)	$22,500,000	22.50%	—	1,066,630	—	—
DBAG London(6)	15,330,000	15.33%	—	726,730	—	—
Banc of America Securities LLC(7)	9,650,000	9.65%	—	457,465	—	—
Vicis Capital Master Fund(8)	6,500,000	6.50%	—	308,137	—	—
CNH CA Master Account, L.P.(9)	6,250,000	6.25%	—	296,286	—	—
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.(10)	5,360,000	5.36%	—	254,095	—	—
Zazove Convertible Arbitrage Fund, L.P.(11)	4,000,000	4.00%	—	189,623	—	—
Lord Abbett Investment Trust—LA Convertible Fund(12)	3,755,000	3.76%	—	178,008	—	—
KBC Financial Products USA Inc.(13)	3,651,000	3.65%	—	173,078	—	—
BNP Paribas Equity Strategies, SNC(14)	3,165,000	3.17%	294	150,039	294	*
Highbridge International LLC(15)	3,135,000	3.14%	—	148,617	—	—
Ellington Overseas Partners, Ltd.(16)	3,000,000	3.00%	—	142,217	—	—
ATSF Transamerica Convertible Securities(17)	2,700,000	2.70%	—	127,995	—	—
Silvercreek Limited Partnership(18)	2,660,000	2.66%	—	126,099	—	—
Wachovia Securities International Ltd.(19)	2,500,000	2.50%	—	118,514	—	—
Whitebox Diversified Convertible Arbitrage Partners LP(20)	2,500,000	2.50%	—	118,514	—	—
Silvercreek II Limited(18)	2,072,000	2.07%	—	98,224	—	—
Calamos Market Neutral Fund—Calamos Investment Trust(21)	2,000,000	2.00%	—	94,811	—	—
Zazove Hedged Convertible Fund, L.P.(11)	2,000,000	2.00%	—	94,811	—	—
Basso Holdings Ltd.(22)	1,935,000	1.94%	—	91,730	—	—
Argent LowLev Convertible Arbitrage Fund (Bermuda) Ltd.(10)	1,840,000	1.84%	—	87,226	—	—
Acuity Master Fund Ltd.(23)	1,320,000	1.32%	—	62,575	—	—
Institutional Benchmark Series (Master Feeder) Ltd.(11)	1,200,000	1.20%	—	56,886	—	—
Boilermakers Blacksmith Pension Trust(24)	1,155,000	1.16%	—	54,753	—	—
Basso Fund Ltd.(22)	1,094,000	1.09%	—	51,861	—	—
Delaware PERS(24)	1,025,000	1.03%	—	48,590	—	—
McMahan Securities Co., L.P.(25)	1,000,000	1.00%	—	47,405	—	—
Quest Investment Management(26)	1,000,000	1.00%	—	47,405	—	—
Commissioners of the Land Office(12)	970,000	*	—	45,983	—	—
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.(14)	955,000	*	—	45,272	—	—
Fore Convertible Master Fund, LP(27)	940,000	*	—	44,561	—	—

	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding		Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner(1)						Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Basso Multi-Strategy Holdings Fund Ltd.(22)	921,000		*	—	43,660	—	—
Sage Capital Management, LLC(28)	900,000		*	—	42,665	—	—
HFR CA Select Fund(11)	800,000		*	—	37,924	—	—
Argent Classic Convertible Arbitrage Fund L.P(29)	780,000		*	—	36,976	—	—
JMG Triton Offshore Fund, Ltd.(30)	600,000		*	—	28,443	—	—
Intl. Truck & Engine Corp. Non-Contributory Retirement Plan Trust(12)	590,000		*	—	27,969	—	—
Pebble Limited Partnership(18)	560,000		*	—	26,547	—	—
Philadelphia Board of Pensions(12)	500,000		*	—	23,702	—	—
Pension, Hospitalization Benefit Plan of the Electrical Ind Plan(12)	450,000		*	—	21,332	—	—
Intl Truck & Engine Corp. Retirement Plan for Salaried Employee’s Trust(12)	430,000		*	—	20,384	—	—
National Fuel & Gas Company Retirement Plan(12)	425,000		*	—	20,147	—	—
Sturgeon Limited (14)	415,000		*	—	19,673	—	—
ICI American Holdings Trust(24)	390,000		*	—	18,448	—	—
Xavex Convertible Arbitrage 10 Fund(29)	390,000		*	—	18,448	—	—
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent(29)	360,000		*	—	17,066	—	—
Man Mac I, Ltd.(31)	337,000		*	—	15,975	—	—
FPL Group Employee Pension Plan(24)	305,000		*	—	14,458	—	—
Syngenta AG(24)	280,000		*	—	13,273	—	—
Argent LowLev Convertible Arbitrage Fund, LLC(29)	270,000		*	—	12,799	—	—
Argentum Multistrategy Fund Ltd — Classic(10)	270,000		*	—	12,799	—	—
Class C Trading Company, Ltd.(29)	240,000		*	—	11,377	—	—
Singlehedge US Convertible Arbitrage Fund(14)	235,000		*	—	11,140	—	—
Total Fina Elf Finance USA, Inc.(12)	235,000		*	—	11,140	—	—
Lyxor/Convertible Arbitrage Fund Limited(14)	230,000		*	—	10,903	—	—
Silver Convertible Arbitrage Fund, LDC(29)	230,000		*	—	10,903	—	—
Delta Airlines Master Trust(24)	225,000		*	—	10,666	—	—
Argent Classic Convertible Arbitrage Fund II, L.P.(29)	200,000		*	—	9,481	—	—
Vermont Mutual Insurance Company(12)	200,000		*	—	9,481	—	—
HFR CA Global Select Master Trust Account(29)	160,000		*	—	7,584	—	—
City of Shreveport (LA) Employees Retirement System(12)	140,000		*	—	6,636	—	—
Fore ERISA Fund, Ltd.(27)	128,000		*	—	6,067	—	—
NFS—SCI Funeral and Merchandise Fixed Common Trust(12)	120,000		*	—	5,688	—	—
Partners Group Alternative Strategies PCC LTD(29)	120,000		*	—	5,688	—	—
Anthony Munk(18)	108,000		*	—	5,119	—	—
Argent Opportunities Fund LLC(29)	100,000		*	—	4,740	—	—
HBMC LLC(15)	98,000		*	—	4,645	—	—
B.C. McCabe Foundation(12)	95,000		*	—	4,503	—	—
Guggenheim Portfolio Company VIII (Cayman), Ltd.(32)	95,000		*	—	4,503	—	—

	Principal Amount Of Notes Beneficially Owned and Offered		Percentage of Notes Outstanding		Shares of Common Stock Beneficially Owned Prior to the Offering(2)		Conversion Shares of Common Stock Offered(3)		Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner(1)									Number of Shares of Common Stock		Percentage of Shares of Common Stock Outstanding(4)
KeySpan Insurance Company(12)	80,000			*	—		3,792		—		—
Wachovia Bank, NA, as Trustee for the SCI Cemetery Merchandise Common Trust(12)	70,000			*	—		3,318		—		—
KeySpan Foundation(12)	50,000			*	—		2,370		—		—
Xavex Convertible Arbitrage 2 Fund(29)	50,000			*	—		2,370		—		—
Aloha Airlines Non-Pilots Pension Trust(24)	35,000			*	—		1,659		—		—
Argent LowLev Convertible Arbitrage Fund II, LLC(29)	30,000			*	—		1,422		—		—
Wachovia Bank, NA, as Trustee for the SCI Pre-Need Common Trust Fund(12)	25,000			*	—		1,185		—		—
HBFT LLC(15)	17,000			*	—		805		—		—

Totals	$100,000,000	(33)	100.00	%(33)	294	(34)	4,740,580	(33)	294	(34)	*	(34)

*	Less than 1%.

(1)	Prior to any use of this prospectus in connection with an offering of notes or underlying common stock by any selling security holder not identified above, the registration statement of which this prospectus is a part will be supplemented by a prospectus supplement or report filed pursuant to the Exchange Act setting forth the identity and aggregate amount of notes and underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. Information about successors to named selling security holders who wish to sell securities under this prospectus will be set forth in prospectus supplements identifying such successors.

(2)	Shares in this column do not include shares of common stock issuable upon conversion of the notes listed in the column to the right.

(3)	Assumes conversion of all of the holder’s notes at a conversion rate of 47.4058 shares of common stock per $1,000 principal amount of the notes, not including fractional shares for which we will pay cash as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.” However, this conversion rate is subject to adjustments as described under “Description of Notes—Conversion Procedures.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future. These notes are convertible upon the occurrence of any of the events described under “Prospectus Summary—The Offering—Conversion Rights.” As of the date of this prospectus, no such event has occurred.

(4)	Calculated based on 23,805,629 shares of our common stock outstanding as of September 30, 2005.

(5)	Kenneth C. Griffin controls Citadel Investment Group, L.L.C. (“CIG”), which in turn controls CLP Citadel Limited Partnership (“CLP”), which has voting and investment control over the securities beneficially owned by Citadel Equity Fund, Ltd. (“CEF”). CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by CEF.

(6)	Patrick Corrigan has voting and investment control over the securities beneficially owned by DBAG London.

(7)	Kumaran Vijayakumar has voting and investment control over the securities beneficially owned by Banc of America Securities LLC.

(8)	Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC, which has voting and investment control over the securities beneficially owned by Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas disclaim individual ownership of the securities listed in the above table.

(9)	Robert Krail, Mark Mitchell and Todd Pulvino collectively control CNH Partners, LLC, which has voting and investment control over the securities beneficially owned by CNH CA Master Account, L.P.

(10)	Henry Cox and Allan Marshall collectively have voting and investment control over the securities beneficially owned by Argent LowLev Convertible Arbitrage Fund (Bermuda) Ltd., Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd., and Argentum Multistrategy Fund Ltd—Classic.

(11)	Gene T. Prelti has voting and investment control over the securities beneficially owned by Institutional Benchmark Series (Master Feeder) Ltd., HFR CA Select Fund, Zazove Convertible Arbitrage Fund, L.P. and Zazove Hedged Convertible Fund, L.P.

(12)	Maren Lindstrom has voting and investment control over the securities beneficially owned by Lord Abbett Investment Trust—LA Convertible Fund, Commissioners of the Land Office, Intl. Truck & Engine Corp. Non-Contributory Retirement Plan Trust, Philadelphia Board of Pensions, Pension, Hospitalization Benefit Plan of the Electrical Ind Plan, Intl Truck & Engine Corp. Retirement Plan for Salaried Employee’s Trust, National Fuel & Gas Company Retirement Plan, Total Fina Elf Finance USA, Inc., Vermont Mutual Insurance Company, City of Shreveport (LA) Employees Retirement System, NFS—SCI Funeral and Merchandise Fixed Common Trust, B.C. McCabe Foundation, KeySpan Insurance Company, Wachovia Bank, NA, as Trustee for the SCI Cemetery Merchandise Common Trust, KeySpan Foundation, and Wachovia Bank, NA, as Trustee for the SCI Pre-Need Common Trust Fund.

(13)	Dennis Fitzgerald, Managing Director of KBC Financial Products USA Inc., has voting and investment control over the securities beneficially owned by KBC Financial Products USA Inc.

(14)	Christian Menestrier, the CEO of CooperNeff Advisors Inc., has voting and investment control over the securities beneficially owned by BNP Paribas Equity Strategies, SNC, CooperNeff Convertible Strategies (Cayman) Master Fund, L.P., Sturgeon Limited, Singlehedge US Convertible Arbitrage Fund and Lyxor/Convertible Arbitrage Fund Limited.

(15)	Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC (“Highbridge”), which has voting and investment control over the securities beneficially owned by Highbridge International LLC, HBMC LLC and HBFT LLC. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by these selling security holders.

(16)	Jeff Toback, Laurence Penn and Michael Vranos collectively control Ellington Management Group, LLC, which has voting and investment control over the securities beneficially owned by Ellington Overseas Partners, Ltd.

(17)	Kirk Kim and Peter Lopez collectively have voting and investment control over the securities beneficially owned by ATSF—Transamerica Convertible Securities.

(18)	Louise Morwick and Bryn Joynt collectively have voting and investment control over the securities beneficially owned by Silvercreek II Limited, Silvercreek Limited Partnership, Newport Alternative Income Fund, Pebble Limited Partnership and Anthony Munk.

(19)	Steve Jones has voting and investment control over the securities beneficially owned by Wachovia Securities International Ltd.

(20)	Andrew Redleaf has voting and investment control over the securities beneficially owned by Whitebox Diversified Convertible Arbitrage Partners LP.

(21)	Nick Calamos has voting and investment control over the securities beneficially owned by Calamos Market Neutral Fund—Calamos Investment Trust.

(22)	Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. (“Basso”), which has voting and investment control over the securities beneficially owned by Basso Holdings Ltd., Basso Fund Ltd. and Basso Multi-Strategy Holdings Fund Ltd. Mr. Fischer has ultimate responsibility for trading with respect to this selling security holder. Mr. Fischer disclaims ultimate beneficial ownership of the securities held by this selling security holder.

(23)	David J. Harris and Howard Needle collectively have voting and investment control over the securities beneficially owned by Acuity Master Fund Ltd.

(24)	Ann Houlihan, the Chief Compliance Officer of Froley Revy Investment Company, has voting and investment control over the securities beneficially owned by Boilermakers Blacksmith Pension Trust, Delaware PERS, ICI American Holdings Trust, Delta Airlines Master Trust, Syngenta AG, Aloha Airlines Non-Pilots Pension Trust and FPL Group Employee Pension Plan.

(25)	Ronald Fertig, Jay Glassman, Joseph Dwyer, D. Bruce McMahan, Scott Dillinger and Norman Ziegler collectively have voting and investment control over the securities beneficially owned by McMahan Securities Co., L.P.

(26)	Frank Campana and James Doolin collectively have voting and investment control over the securities beneficially owned by Quest Investment Management.

(27)	David Egglishaw has voting and investment control over the securities beneficially owned by Fore Convertible Master Fund, LP and Fore ERISA Fund, Ltd.

(28)	Peter deLisser has voting and investment control over the securities beneficially owned by Sage Capital Management, LLC.

(29)	Nathanial Brown and Robert Richardson collectively control Argent Management Company, LLC, which has voting and investment control over the securities beneficially owned by Argent Classic Convertible Arbitrage Fund L.P, Xavex Convertible Arbitrage 10 Fund, Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent, Argent LowLev Convertible Arbitrage Fund, LLC, Silver Convertible Arbitrage Fund, LDC, Argent Classic Convertible Arbitrage Fund II, L.P., HFR CA Global Select Master Trust Account, Class C Trading Company, Ltd., Partners Group Alternative Strategies PCC LTD, Argent Opportunities Fund LLC, Xavex Convertible Arbitrage 2 Fund and Argent LowLev Convertible Arbitrage Fund II, LLC.

(30)	Jonathan M. Glaser and Roger Richter collectively have voting and investment control over the securities beneficially owned by JMG Triton Offshore Fund, Ltd. (the “JMG Fund”). JMG Fund is an international business company organized under the laws of the British Virgin Islands. The JMG Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “JMG Manager”) that has voting and dispositive power over the JMG Fund’s investments, including the securities listed in the above table. The equity interests of the JMG Manager are owned by Pacific Capital Management, Inc. a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(31)	Michael Collins has voting and investment control over the securities beneficially owned by Man Mac I, Ltd.

(32)	Matthew Li has voting and investment control over the securities beneficially owned by Guggenheim Portfolio Company VIII (Cayman), Ltd.

(33)	The figures in these columns are based on information supplied to us, as of August 18, 2006, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than $100,000,000 aggregate principal amount of notes (which would be convertible into more than 47.4058 shares of our common stock). We believe that this reflects that one or more selling security holders supplied us with information for inclusion in the table and then sold or otherwise transferred their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing the prospectus, no more than $100,000,000 aggregate principal amount of notes, nor more than 47.4058 shares of common stock, could be sold utilizing this prospectus. Accordingly, the $100,000,000 and 47.4058 totals in these columns have been retained and represent the maximum principal amount of notes and maximum number of shares of our common stock that are permitted to be sold hereunder.

(34)	Assumes that all other holders of notes or future transferees do not beneficially own any of our common stock other than the shares issuable upon conversion of the notes.

Each of ATSF-Transamerica Convertible Securities and DBAG London has advised us that it is an affiliate of a broker-dealer. With respect to these selling security holders, we have been advised that they have acquired their notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the notes and the underlying common stock, these selling security holders had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that these entities did not acquire their notes or underlying common stock in the ordinary course of business or did have such agreements or understandings, we will file either a post-effective amendment to the registration statement of which this prospectus is a part or, to the extent permitted by SEC rules, supplement this prospectus pursuant to a prospectus supplement or report filed pursuant to the Exchange Act to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

INCORPORATION OF DOCUMENTS FILED WITH THE SEC

We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents, which have been filed with the SEC, listed below:

•	our Current Report on Form 8-K, filed on January 13, 2006;

•	our Current Report on Form 8-K, filed on February 1, 2006;

•	our Current Report on Form 8-K, filed on February 22, 2006;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on February 27, 2006, as amended by Form 10-K/A filed on March 6, 2006;

•	our Definitive Proxy Statement on Schedule 14A, filed on March 15, 2005;

•	our Current Report on Form 8-K, filed on March 15, 2005, other than Item 7.01;

•	our Current Report on Form 8-K, filed on April 26, 2006;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 4, 2006;

•	our Current Report on Form 8-K, filed on May 17, 2006, other than Item 7.01;

•	our Current Report on Form 8-K, filed on June 26, 2006; and

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 3, 2006.

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the notes offered pursuant to the accompanying prospectus are sold are incorporated by reference in the accompanying prospectus from the date of filing of the documents, except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference therein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

Any statement contained or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The accompanying prospectus and this prospectus supplement incorporate by reference documents that are not presented in this prospectus supplement or the accompanying prospectus or delivered with this prospectus supplement or the accompanying prospectus. You may request a copy of the prospectus or any information incorporated by reference, excluding exhibits, at no cost, by writing or telephoning us at the following address: Barnes Group Inc., 123 Main St., Bristol, CT 06010-0489, Attention: General Counsel (telephone 860 583-7070) or you may locate the material on our website http:/www.barnesgroupinc.com.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-129079

$100,000,000

Barnes Group Inc.

3.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2025 AND

SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF

The Notes and Common Stock

•	On August 1, 2005, we issued and sold $100,000,000 aggregate principal amount of our 3.75% Convertible Senior Subordinated Notes due 2025 in a private offering.

•	Interest on the notes is payable on February 1 and August 1 of each year, beginning February 1, 2006.

•	The notes mature on August 1, 2025 unless earlier converted, redeemed or repurchased.

•	The selling security holders identified in this prospectus will use this prospectus to resell the notes and the underlying shares of our common stock issuable upon conversion of the notes. If required, we will set forth the names of any other selling security holders in a post-effective amendment to the registration statement of which this prospectus is a part.

•	We will not receive any proceeds from the sale of the notes or shares of common stock issuable upon conversion of the notes by any of the selling security holders. The notes and the shares of common stock may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See “Plan of Distribution.”

Conversion Notes

•	Holders may convert the notes into shares of our common stock at a conversion rate of 23.7029 shares per $1,000 principal amount of notes, subject to adjustment, before the close of business on July 31, 2025 under the following circumstances:

1.	during any fiscal quarter commencing after September 30, 2005, if the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

2.	prior to August 1, 2024, during the five business day period after any five consecutive trading day period, or measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

3.	if the notes have been called for redemption and the redemption has not yet occurred; or

4.	upon the occurrence of certain corporate transactions.

Redemption and Repurchase of the Notes

•	Prior to February 7, 2011, the notes will not be redeemable. On or after February 7, 2011, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

•	Holders may require us to repurchase for cash all or a portion of the notes on February 1, 2011, February 1, 2016 and February 1, 2021 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Ranking of the Notes

•	The notes are our direct, unsecured senior subordinated debt obligations and rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any other future senior subordinated indebtedness. The notes effectively rank junior in right of payment to the existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

Listing

•	The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of The National Association of Securities Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We do not intend to list the notes for trading on any automated interdealer quotation system or national securities exchange.

•	Our common stock is traded on the New York Stock Exchange under the symbol “B”. On December 22, 2005, the reported last sale price of our common stock on the New York Stock Exchange was $33.61 per share.

Investing in our securities involves risks. See “ Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2005.

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling security holders may, from time to time, offer notes or shares of our common stock issued upon conversion of the notes owned by them. Each time the selling security holders offer notes or common stock under this prospectus, they are required to provide to potential investors a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus, and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus. See “Where You Can Find More Information” for more information.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

As used in this prospectus, “Barnes Group,” “Barnes,” “we,” “our,” and “us” refers to Barnes Group Inc. and its subsidiaries, unless stated otherwise or the context requires otherwise, and “Barnes Distribution,” “Associated Spring,” and “Barnes Aerospace” refers to each of those individual business units of Barnes, but not to separate corporate entities.

The notes and our common stock issuable upon their conversion have not been approved or recommended by any U.S. federal, state or foreign securities commission or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or determine the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

i

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors included under the heading “Risk Factors” in this prospectus, and in the risk factors incorporated in this prospectus by reference. This prospectus, including the documents incorporated by reference in this prospectus, includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You can identify these statements by forward-looking words such as “anticipate,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future financial position or results of operations or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors and potential investors. However, there may be events in the future that we are not able to predict or control accurately. The risk factors included in this prospectus, including in the documents incorporated by reference in this prospectus, and any cautionary language in this prospectus and in the documents incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors, elsewhere in this prospectus and in the documents incorporated by reference in this prospectus could have a material adverse effect on our business, results of operations and financial position. You should assume that the information appearing in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. Neither we, nor any of the selling security holders, undertake to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INDUSTRY AND MARKET DATA

Market data and certain industry statistics used throughout this prospectus and the documents incorporated by reference, including information relating to market share and trends, are based on our good faith estimates. These estimates were based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we have not independently verified the information and neither we nor any of the selling security holders make any representation as to the accuracy or completeness of such information.

ii

INCORPORATION OF DOCUMENTS FILED WITH THE SEC

We incorporate by reference the documents, which have been filed with the SEC, listed below:

•	our Current Report on Form 8-K, filed on February 23, 2005;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on February 28, 2005;

•	our Current Report on Form 8-K, filed on March 11, 2005;

•	our Definitive Proxy Statement on Schedule 14A, filed on March 16, 2005;

•	our Current Report on Form 8-K/A, filed on April 1, 2005;

•	our Current Report on Form 8-K, filed on April 26, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005;

•	our two Current Reports on Form 8-K, filed on July 25, 2005, other than Exhibit 99.1 to the first such Form 8-K filed on such date;

•	our Current Report on Form 8-K, filed on July 26, 2005;

•	our Current Report on Form 8-K, filed on July 27, 2005;

•	our Current Report on Form 8-K, filed on August 2, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 5, 2005;

•	our Current Report on Form 8-K, filed on September 6, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 4, 2005; and

•	Our Current Report on Form 8-K, filed on December 20, 2005.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the notes offered pursuant to this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Items 2.02 and 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Barnes Group Inc.

123 Main St.

Bristol, CT 06010-0489

Attention: General Counsel

(860) 583-7070

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including “Risk Factors,” the financial and other information included in or incorporated by reference into this prospectus and the documents to which we have referred.

Our Company

Overview

We are a diversified international manufacturer of precision metal components and assemblies and distributor of industrial supplies, serving a wide range of markets and customers. Our company consists of three businesses:

•	Barnes Distribution, an international, full-service distributor of maintenance, repair, operating and production supplies, which generated 42% of our sales in 2004;

•	Associated Spring, one of the world’s largest manufacturers of precision mechanical and nitrogen gas springs and a global supplier of retaining rings, reed valves and injection-molded plastic components and assemblies, which generated 37% of our sales in 2004; and

•	Barnes Aerospace, a manufacturer and repairer of highly engineered components and assemblies for aircraft engines, airframes and land-based industrial gas turbines, which generated 21% of our sales in 2004.

Barnes Distribution

Barnes Distribution is an industry leader in the distribution of maintenance, repair, operating and production, or MROP, supplies. We provide a wide variety of high-volume replacement parts and other products, and inventory management services to a well-diversified customer base. We distribute products in 31 countries and are supported by distribution/sales centers in the United States, Canada, United Kingdom, France, Spain, Mexico, Singapore, Brazil and China.

Barnes Distribution distributes replacement parts and other products under the brand names of Bowman®, Curtis®, Kar® Products, Mechanics Choice®, Autoliaisons and Motalink. These parts and products include fasteners, electrical supplies, hydraulic components, chemicals and security products. Die springs and nitrogen gas springs, mechanical struts and standard parts, such as coil and flat springs, are distributed under the brand names of Raymond® and SPEC®.

We position ourselves as a partner in the operations of our customers and help them increase their profitability by using innovative methods and technologies to solve supply management problems. Barnes Distribution offers an array of service options, built around a vendor-managed inventory business model, which are designed to improve the productivity of our customers while substantially reducing their procurement and transaction costs. Barnes Distribution’s products are sold through our sales force of approximately 1,500 employees and through our distributors.

Associated Spring

Associated Spring is one of the largest precision mechanical and nitrogen gas product manufacturers in the world. We are equipped to produce virtually every type of precision spring, from fine hairsprings for electronics and instruments to large heavy-duty springs for machinery. Associated Spring also manufactures nitrogen gas manifold systems used to precisely control stamping presses; retaining rings that position parts on a shaft or other axis; reed valves that are custom-engineered critical components used in compressors; and injection-molded plastic-on-metal and metal-in-plastic components and assemblies used in electronics, medical devices and consumer products. Most of the products are highly-engineered, custom solutions that we design and develop in collaboration with our customers from concept to manufacturing. Our products are purchased primarily by durable goods manufacturers in industries such as transportation, consumer products, farm equipment, telecommunications, medical devices, home appliances and electronics.

We have manufacturing operations in the United States, Brazil, Canada, China, Germany, Mexico, Singapore, Sweden, Thailand and the United Kingdom, and have retained a minority interest of 15% in our former subsidiary in Argentina.

Barnes Aerospace

Barnes Aerospace produces precision-machined and fabricated components and assemblies for original equipment manufacturers, or OEMs, turbine engine, airframe and industrial gas turbine builders throughout the world and the United States military.

Barnes Aerospace’s machining and fabrication operations, with facilities in Arizona, Connecticut, Michigan, Ohio, Utah and Singapore, produce critical engine and airframe parts through technically advanced processes such as creep-feed grinding and multi-axis milling and turning. We specialize in hot and cold forming of complex parts made from difficult materials such as titanium, cobalt, inconel and other aerospace alloys. Customers include airframe and gas turbine engine manufacturers for commercial, military and business jets, and land-based industrial gas turbines. Our capabilities have enabled us to build long-standing customer relationships and to participate in the design phase of components and assemblies, where we provide our customers with manufacturing research, testing and evaluation. By doing so, Barnes Aerospace positions itself to be a long-term supplier of components and assemblies to the engine or airframe projects in which it participates. For example, we have significant content on the GE90-115B engine, which is the exclusive engine for the Boeing 777-300ER, 200LR , and 200F aircraft, and growing content on the Airbus A380 aircraft.

Barnes Aerospace’s aftermarket facilities, located at Connecticut, Ohio and Singapore, specialize in the refurbishment of jet engine components such as cases, rotating air seals, honeycomb air seals and housings, as well as repair services. Customers include major airline and engine overhaul businesses and the United States military.

Barnes Aerospace participates in aftermarket Revenue Sharing Programs, or RSPs, with a large aerospace manufacturer under which Barnes Aerospace receives the exclusive right to supply designated aftermarket parts for the life of the related aircraft engine program. Total commitments in RSP participation fees as of September 30, 2005 equaled $134.0 million of which $89.8 million had been paid at such time.

Competitive Strengths

Leadership Positions in Each of Our Three Businesses. We enjoy leadership positions within the industrial distribution, precision mechanical and nitrogen gas spring, and aerospace industries. We believe that Barnes Distribution is one of the largest industrial distributors in the highly fragmented North American market. Associated Spring is the largest precision spring manufacturer in North America and one of the largest precision spring manufacturers in the world. Barnes Aerospace has content on virtually all major commercial aircraft engine programs and performs repairs on many engine models currently in service. We believe that the leading positions we enjoy as a result of our engineering and technical expertise and sales and marketing infrastructure, built through a combination of our historical operations, investments and acquisitions, provide us with a significant competitive advantage.

Established Customer Relationships. We have established long-standing relationships with customers in a variety of industries. We work collaboratively with our customers from the development stage to manufacture products that meet their individual performance and cost requirements. Barnes Distribution has developed close ties with our customers through recurring contact in the course of providing inventory management services over extended periods. Associated Spring’s Product Development Center provides engineering and other resources to customers relating to design of new components and trouble shooting for existing designs. Barnes Aerospace’s research and development team also works with customers to improve the design and manufacturability of components and assemblies. We are one of only a few suppliers with an on-site sales office or open access to the facilities of the major aerospace OEMs, positioning us to be a primary resource for new products and technical support.

A Diverse Business Mix and Customer Base. We provide our products and services to a wide range of industries and customers. The industries we serve include transportation, aerospace and defense, electronics, telecommunications, consumer goods, home appliances, agriculture, food processing, construction, energy, logistics and general industrial. This diversification reduces our dependence on any given industry segment or geographic area and mitigates the impact of cyclical downturns. Within our distribution group, we provide over 70,000 regularly-stocked items to more than 130,000 customers through distribution facilities, sales offices and other selling arrangements around the world. Within our Associated Spring division, we sell more than 40,000 separate parts to more than 15,000 different customers. Within Barnes Aerospace, we sell a broad portfolio of products to a mix of OEM and aftermarket customers, and have a broad exposure to commercial and military markets.

Global Manufacturing, Sales and Distribution Capabilities. As of September 30, 2005, we had 29 manufacturing facilities, of which 12 are located outside the United States, supported by a global sales force. We distribute products in 31 countries and are supported by distribution/sales centers in the United States, Canada, United Kingdom, France, Spain, Mexico, Singapore, Brazil and China. The international scope of our manufacturing, sales and distribution operations provides us with the ability to efficiently serve our global customer base. Our latest effort in this area has been Barnes Aerospace’s expansion of manufacturing operations in Singapore, with a new plant that produces precision aerospace components.

Strong Cash Flows to Support Future Growth. Over the past three fiscal years, we generated approximately $169 million in cash flows from operating activities. We seek to maximize cash flows by aggressively managing working capital and expenses on an ongoing basis throughout the organization. Our strong cash flows from operations allow us to continue to grow our business both organically by investing in capital expenditures and new internal programs, as well as through strategic acquisitions.

Experienced and Committed Management Team. Our executive management team possesses extensive operational, sales, finance and marketing experience in distribution, manufacturing or aerospace organizations. Further, our executive management team has extensive experience in identifying acquisition candidates, structuring acquisitions and rapidly integrating acquired businesses. Our executive management and employees are significant holders of our common stock. As of January 1, 2005, our executive officers and directors beneficially owned 16.0% of our common stock. Additionally, annual cash incentive targets for our management are set through measures similar to an economic value added measure, or through targets for sales and earnings per share growth.

Business Strategy

Our goal is to build lasting value for our stockholders by generating sustainable, profitable growth. We seek to achieve this goal by pursuing the following strategies:

Generate Internal Growth and Profitability through Worldwide Service: Providing the right products and services to meet our customers’ needs is essential for building lasting value. We seek to provide the necessary worldwide service capabilities to our customers through our geographically dispersed manufacturing and distribution facilities and our strategic international alliances and acquisitions. Our commitment to providing full-service distribution capabilities and precision manufactured components and assemblies worldwide, and procuring raw material and products from global suppliers at competitive prices, is intended to provide the right products and services for our customers and solidifies our relationships with them as their supplier or distributor of choice.

Pursue Acquisitions and Strategic Relationships that Profitably Add Customers, Products, Technology or Geographic Presence. In the six and a half years leading up to September 30, 2005, we invested over $350 million in eleven strategic acquisitions and, as of September 30, 2005, had $134.0 million of commitments in aftermarket business alliances. This strategy has expanded the scope of our operations, added complementary products or product lines, increased our customer base and expanded our geographic presence. We will continually seek acquisition opportunities in each of our three businesses that will add customers, product offerings, technology or geographic reach to our existing base of business and increase our profitability. We will also continue to seek business arrangements which foster long-term business relationships, such as our aftermarket RSP agreements.

Continue to Expand Our Global Capabilities. Our customer base is global in nature, and we are committed to continuing to expand our global presence to meet our customers’ needs. As of September 30, 2005, we distributed products in 31 countries, and we had 61 manufacturing, sales and distribution sites across four continents. In the past four years we have added manufacturing operations in such places as China, Singapore and Mexico. We intend to continue to take advantage of lower labor and production costs associated with international manufacturing and global sourcing capabilities. Additionally, we continue to invest in our global sales and marketing functions to position us to reach new customers and to increase our sales to existing customers.

Promote Continuous Improvement Initiatives. We undertake initiatives in each of our three businesses to continuously improve our processes, strengthening our competitive advantage. At Barnes Distribution, our initiatives focus on decreasing order processing costs and optimizing inventory levels for our customers. In our Associated Spring and Barnes Aerospace businesses, our initiatives are heavily focused on lean manufacturing strategies and techniques. We aggressively promote a culture where process improvements are encouraged and often implemented throughout all levels of the organization as part of daily operations.

Leverage Training and Education to Strengthen the Focus on Long-term Profitability. We use sophisticated, internally developed measurement tools to gauge the performance of our three operations. In 2002, we began a program to educate approximately 1,400 employees on the use of these tools in their day-to-day decision making, empowering them to think like owners of the business. These tools encourage employees to focus on operating profitability as well as the various inputs of capital into a business that can affect the long-term success of the organization.

Our principal executive offices are located at 123 Main Street, Bristol, Connecticut 06010. Our telephone number is (860) 583-7070. Our common stock is listed on the New York Stock Exchange under the symbol “B.” We maintain a website at www.barnesgroupinc.com, however, the information on our website is not part of this prospectus, and you should only rely on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision as to whether to invest or not to invest in our securities.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer	Barnes Group Inc., a Delaware corporation.

Notes Offered	$100,000,000 aggregate principal amount of 3.75% Convertible Senior Subordinated Notes due 2025.

Maturity	August 1, 2025, unless earlier converted, redeemed or repurchased.

Ranking

The notes are our direct, unsecured, senior subordinated obligations and will rank junior in right of payment with all of our existing and future senior indebtedness and equal in right of payment with any other future senior subordinated indebtedness. The notes are effectively junior to our subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

At September 30, 2005, we and our subsidiaries had approximately $288.0 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, excluding intercompany indebtedness, $288.0 million of which would be senior indebtedness or effectively senior in right of payment to the notes.

Interest Payment	3.75% per year on the principal amount, payable semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2006.

Contingent Interest

Beginning with the period commencing on February 7, 2011 to July 31, 2011, and for each six-month interest period thereafter (from August 1 to and including January 31 and from February 1 to and including July 31), we will pay contingent interest during the applicable interest period if the average trading price of the notes during the five trading days ending on the second trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal an annual rate of 0.25% of the average trading price of such $1,000 principal amount of notes during the applicable five-trading-day reference period, payable in arrears.

Conversion Rights

You may convert the notes into cash and shares of our common stock, if any, at a conversion rate of 23.7029 shares per $1,000 principal amount of notes (equal to a conversion price of approximately $42.19 per share), subject to adjustment, prior to the close of business on the business day immediately preceding stated maturity only under the following circumstances:

•	during any fiscal quarter commencing after September 30, 2005, if the closing price of our common stock is greater than or equal to 130% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•	prior to August 1, 2024, during the five business day-period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

•	if we have called the notes for redemption and the redemption has not yet occurred; or

•	upon the occurrence of specified corporate transactions described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Transactions.”

You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including contingent interest and additional amounts, if any, will be deemed paid by the cash and common stock, if any, delivered to you upon conversion. Once we have called the notes for redemption, you may surrender your notes for conversion prior to the close of business on the business day immediately preceding the redemption date.

Upon a surrender of your notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation with regard to those notes. We will deliver cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.”

If you elect to convert your notes in connection with certain corporate transactions that occur on or prior to February 7, 2011, we will increase the conversion rate by a number of additional shares of common stock upon conversion as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving company.

Optional Redemption

Prior to February 7, 2011, the notes are not redeemable. On or after February 7, 2011, we may, at our option, redeem some or all of the notes in cash, at any time, upon at least 30 days’ notice at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.

Repurchase of Notes at the Option of the Holder

You may require us to repurchase for cash all or a portion of your notes on February 1, 2011, February 1, 2016 and February 1, 2021 at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Fundamental Change

If we undergo a fundamental change (as defined in this prospectus) prior to maturity of the notes, you will have the right, subject to certain conditions, to require us to repurchase for cash all or a portion of your notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but excluding the date of repurchase.

Use of Proceeds	We will not receive any of the proceeds from the resale by the selling security holders of the notes or the common stock issuable upon conversion of the notes. See “Use of Proceeds.”

Registration Rights

We filed the shelf registration statement of which this prospectus is a part pursuant to a registration rights agreement, dated as of August 1, 2005, between the initial purchasers of the notes and us. We also agreed to use our reasonable best efforts to have the registration statement declared effective by January 27, 2006 and to use our reasonable best efforts to keep the registration statement effective until either of the following has occurred:

•	the sale pursuant to the shelf registration statement or Rule 144 under the Securities Act of all of the notes and any shares of our common stock issued upon their conversion; or

•	the expiration of the holding period applicable to the notes and the shares of our common stock issued or issuable upon their conversion held by persons that are not our affiliates under Rule 144(k) under the Securities Act, or any similar rule that may be adopted by the SEC.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay additional amounts to holders of the notes. In no event will additional amounts be payable to holders of the notes or holders of common stock issuable upon conversion of the notes in connection with a registration default relating to the common stock issuable upon conversion of the notes. If you convert some or all of your notes into common stock when there exists a registration default with respect to the notes, you will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. See “Description of Notes—Registration Rights.”

U.S. Federal Income Tax Considerations	Under the indenture governing the notes, absent administrative pronouncements or judicial decisions to the contrary, we and each holder have agreed to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, interest income on the notes accrues at the rate of 8.50% compounded semi-annually, which rate represents our determination of the yield at which we could issue a comparable noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to the notes. A U.S. holder will be required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. holder may recognize interest income significantly in excess of stated interest payments received while the notes are outstanding.

A U.S. holder will also recognize gain or loss on the sale, exchange, conversion, repurchase or redemption of a note in an amount equal to the difference between the amount realized on the sale, exchange, conversion, repurchase or redemption of a note, including the fair market value of our common stock received upon a conversion, if any, and the U.S. holder’s adjusted tax basis in the note. Any gain recognized on the sale, exchange, conversion, repurchase or redemption of a note generally will be ordinary interest income. Any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Certain U.S. Federal Income Tax Considerations.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Trust Company, N.A.

Book-Entry Form

The notes have been issued in book-entry form and are represented by a global certificate or certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances.

Trading

The notes issued in the initial private offering are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the PORTAL Market, of The National Association of Securities Dealers, Inc. However, the notes sold using this prospectus will no longer be eligible for trading in the PORTAL system and we cannot guarantee the liquidity or the development of any trading market for the notes. We do not intend to list the notes for trading on any automated interdealer quotation system or national securities exchange.

Trading Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the trading symbol “B.”

Indenture and Trustee	We have issued the notes under an indenture, dated as of August 1, 2005, between The Bank of New York Trust Company, N.A., as trustee, and us.

Risk Factors

You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the notes.

Summary Historical Consolidated Financial Information

The following summary historical consolidated financial information as of and for each of the years ended December 31, 2002, 2003 and 2004 and as of and for each of the nine month periods-ended September 30, 2004 and 2005 has been derived from, and should be read together with, our consolidated financial statements, and the related notes, which are incorporated by reference in this prospectus.

In the opinion of management, all adjustments considered necessary for a fair disclosure of our interim results and financial position have been included in our interim results and financial position for the nine months-ended September 30, 2004 and 2005. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. The information should also be read together with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our first of two Current Reports on Form 8-K filed with the SEC on July 25, 2005 and in our Quarterly Report on Form 10-Q for the nine months ending September 30, 2005, which are incorporated by reference into this prospectus.

EBITDA is a measurement not in accordance with generally accepted accounting principles, or GAAP. We define EBITDA as net income plus income taxes, interest expense and depreciation and amortization. We do not intend EBITDA to represent cash flows from operations as defined by GAAP, and you should not consider it as an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP, or as an indicator of our operating performance. Our definition of EBITDA may not be comparable with EBITDA as defined by other companies. We believe EBITDA is commonly used by financial analysts and others in the industries in which we operate and, thus, provides useful information to investors. Our non-GAAP measure of EBITDA excludes income taxes, depreciation and amortization, and interest expense which we incur in the normal course of business. Accordingly, our calculation has limitations depending on its use.

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations, before income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, less interest capitalized. Fixed charges consists of interest on indebtedness, including amounts capitalized, amortization of debt financing costs and that portion of rental expense that we believe to be a reasonable estimate of the interest factor (deemed to be 33% of rental expense).

	Year Ended December 31,			Nine Months Ended September 30,
	2002	2003	2004	2004 Q3	2005 Q3
Statements of Income (in millions except per share data)
Net sales	$784.0	$890.8	$994.7	$743.1	$825.8
Cost of sales	530.6	577.0	652.9	485.7	526.6
Selling and administrative expenses	209.1	262.0	284.2	208.5	231.6

Operating income	44.3	51.8	57.6	48.9	67.6
Other income	3.7	3.3	2.1	1.7	10.1
Interest expense	14.8	15.8	15.4	11.3	12.9
Other expenses	0.6	1.1	1.3	0.6	0.7

Income before income taxes	32.5	38.2	43.0	38.7	64.0
Income taxes	5.7	5.3	8.6	8.2	15.2

Net income	$26.8	$32.9	$34.4	$30.5	$48.9

Per Common Share
Net income(1)
Basic	$1.43	$1.53	$1.49	$1.32	$2.08
Diluted	1.40	1.49	1.44	1.28	2.02
Dividends	0.80	0.80	0.80	0.60	0.62

Numbers may not add up due to rounding.

(1)	Net income per common share is based on weighted average common shares outstanding during each period presented.

	Year Ended December 31,			Nine Months Ended September 30,
	2002	2003	2004	2004 Q3	2005 Q3
Average common shares outstanding (in millions)
Basic	18.8	21.5	23.1	23.1	23.5
Diluted	19.2	22.1	23.8	23.8	24.2

Balance Sheet Data (in millions)
Cash and cash equivalents	$28.4	$49.8	$36.3	$33.7	$31.5
Working capital	120.1	133.0	126.7	151.2	138.6
Property, plant and equipment, net	159.4	154.1	166.3	159.7	157.3
Total assets	660.2	838.4	937.0	916.4	1,013.0

Long-term debt and notes payable	221.0	241.0	268.0	278.0	288.0

Stockholders’ equity	215.9	329.4	350.5	351.5	395.9

Operations by Business Segment (in millions)
Net Sales
Barnes Distribution	$286.7	$400.7	$424.8	$320.6	$340.9
Associated Spring	321.7	333.1	373.5	276.4	321.3
Barnes Aerospace	183.0	165.7	205.9	154.5	171.2
Intersegment sales	(7.4)	(8.7)	(9.5)	(8.4)	(7.6)

Total net sales	$784.0	$890.8	$994.7	$743.1	$825.8

Operating profit
Barnes Distribution	$7.1	$16.5	$13.8	$14.7	$21.1
Associated Spring	28.1	26.7	23.4	20.0	26.6
Barnes Aerospace	10.6	10.6	21.4	15.1	20.1

Total operating profit	$45.8	$53.8	$58.6	$49.8	$67.8

Other Financial Data (in millions)
Capital expenditures	19.4	18.4	28.5	21.4	18.3
Depreciation and amortization	33.6	34.6	34.1	25.2	25.9
Net cash provided (used) by operating activities	54.4	60.1	54.2	22.5	39.1

EBITDA Reconciliation (in millions)
Net income	$26.8	$32.9	$34.4	$30.5	$48.9
Income taxes	5.7	5.3	8.6	8.2	15.1
Depreciation and amortization	33.6	34.6	34.2	25.1	25.9
Interest expense	14.8	15.8	15.4	11.3	12.9

Earnings before interest, taxes, depreciation and amortization	$81.0	$88.6	$92.6	$75.1	$102.8

Ratio of Earnings to Fixed Charges	2.7	2.9	3.1	3.6	4.9

RISK FACTORS

An investment in the notes involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere contained or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to the Industries in Which We Operate

We operate in very competitive markets. We may not be able to compete effectively with our competitors, and competitive pressures could adversely affect our business, financial condition and results of operations.

Our three businesses compete with a number of larger and smaller companies in the markets we serve. Some of our competitors have greater financial, production, research and development or other resources than we do. Within Barnes Aerospace, certain of our OEM customers compete with us in the context of our repair and overhaul business. Some of our OEM customers in the aerospace industry also compete with us where they have the ability to manufacture the components and assemblies that we supply to them but have chosen, for capacity limitations, cost considerations or other reasons, to outsource the manufacture to us. Our three businesses compete on the basis of price, service, quality, reliability of supply, technology, innovation and, in the case of Associated Spring and Barnes Aerospace, design. We must continue to make investments to maintain and improve our competitive position. We cannot assure you that we will have sufficient resources to continue to make such investments or that we will be successful in maintaining our competitive position. Our competitors may develop products or services, or methods of delivering those products or services, that are superior to our products, services or methods. Our competitors may also adapt more quickly than we to new technologies or evolving customer requirements. Pricing pressures could cause us to adjust the prices of certain of our products to stay competitive. We cannot assure you that we will be able to compete successfully with our existing or future competitors. Also, if consolidation of our existing competitors occurs, we expect the competitive pressures we face to increase. Our failure to compete successfully could adversely affect our business, financial condition, results of operations and cash flows.

Our customers’ businesses are generally cyclical. Weaknesses in the industries in which our customers operate could impact our revenues and profitability.

The transportation, aerospace, durable goods, telecommunications, electronics and other industries to which we sell our products are cyclical and tend to decline in response to overall declines in industrial production. Associated Spring is dependent on the transportation industry, and Barnes Aerospace is heavily dependent on the aerospace industry. As a result, our business is also cyclical and impacted by overall levels of industrial production and fluctuations in the transportation and aerospace industries. In addition, many of our customers have historically experienced periodic downturns, which often have had a negative effect on demand for our products. For example, lower production rates in the transportation markets and reduced overall sales of telecommunications and electronics products adversely affect the volume and price of orders placed for products used to manufacture these products, including our springs. Prior industry downturns have negatively affected our net sales, gross margin, net income and cash flows. In particular, the aerospace industry suffered in the wake of the events of September 11, 2001, resulting in a sharp decrease globally in new commercial aircraft deliveries and order cancellations or deferrals by the major airlines. This decrease has reduced the demand for our aerospace components and the grounding of planes due to lower air traffic and has reduced the demand for our aerospace overhaul and repair services. While there has been a recovery in commercial air traffic, the commercial airline industry continues to be subject to financial difficulties, which could adversely affect our business, financial condition, results of operations and cash flows.

Original equipment manufacturers in the automotive and aerospace industries have significant pricing leverage over suppliers and may be able to achieve price reductions over time.

There is substantial and continuing pressure from OEMs in the automotive and aerospace industries to reduce the prices they pay to suppliers. We attempt to manage such downward pricing pressure, while trying to preserve our business relationships with our customers, by seeking to reduce our production costs through various measures, including purchasing raw materials and components at lower prices and implementing cost-effective process improvements. However, our suppliers, in the past, have resisted and, in the future, may resist pressure to lower their prices and may seek to impose price increases. In 2004, our efforts to convince our key automotive OEM customers to share in raw material price increases were met with limited success. If we are unable to offset OEM price reductions through these measures, our gross margins, profitability and cash flows could be adversely affected. In addition, OEMs have substantial leverage in setting purchasing and payment terms, including the terms of accelerated payment programs under which payments are made prior to the account due date in return for an early payment discount. OEMs can unexpectedly change their purchasing policies or payment practices, which could have a negative impact on our short-term working capital.

Demand for our defense-related products depends on government spending.

An increasing portion of Barnes Aerospace’s sales are derived from the military market. The military market is largely dependent upon government budgets, particularly the U.S. defense budget. The funding of government programs is subject to Congressional appropriation. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, programs are often only partially funded and additional funds are committed only as Congress makes further appropriations. We cannot assure you that an increase in defense spending will be allocated to programs that would benefit our business. Moreover, we cannot assure you that new military aircraft programs in which we participate will enter full-scale production as expected. A decrease in levels of defense spending or the government’s termination of, or failure to fully fund, one or more of the contracts for the programs in which we participate could have a material adverse effect on our financial position and results of operations.

A downturn in the automotive industry could adversely affect our business and financial results.

During 2004, we derived a significant portion of our sales from sales to the automotive industry. Recently, the automotive industry has suffered from certain financial pressures which have had negative consequences for companies in or with customers in the automotive industry. The automotive industry has generally suffered from unfavorable pricing pressures in North America and Europe. The operation of our business within the automotive industry subjects us to the pressures applicable to all companies operating in the automotive industry. While the precise effects of such instability on the automotive industry are difficult to determine, they may negatively impact our business, financial condition, results of operations and cash flows.

The consolidation occurring in the industries in which we operate could adversely affect our business and financial results.

The industries in which we operate have been experiencing consolidation, particularly in the aerospace industry. There has been consolidation of both suppliers, including us and our competitors, and the customers we serve. Supplier consolidation is in part attributable to OEMs more frequently awarding long-term sole source or preferred supplier contracts to the most capable suppliers in an effort to reduce the total number of suppliers from whom components and systems are purchased. We cannot assure you that our business, financial condition, results of operations or cash flows will not be adversely impacted as a result of consolidation by our competitors or customers.

The aerospace industry is highly regulated. Complications related to aerospace regulations may adversely affect Barnes Aerospace.

A substantial portion of our income is derived from our aerospace business. The aerospace industry is highly regulated in the United States by the Federal Aviation Administration, or FAA, and in other countries by similar regulatory agencies. We must be certified by these agencies and, in some cases, by individual OEMs in order to engineer and service systems and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, Barnes Aerospace would be adversely affected. New or more stringent governmental regulations may be adopted, or industry oversight heightened, in the future, and we may incur significant expenses to comply with any new regulations or any heightened industry oversight.

Environmental regulations impose costs and regulatory requirements on our operations. Environmental compliance may be more costly than we expect, and we may be subject to material environmental-based claims in the future.

Our past and present business operations and past and present ownership and operations of real property subject us to extensive and changing federal, state and local environmental laws and regulations, as well as those of other countries, pertaining to the discharge of materials into the environment, the handling and disposition of wastes (including hazardous wastes) or otherwise relating to protection of the environment. We have experienced, and expect to continue to experience, costs to comply with environmental laws and regulations. In addition, new laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements could require us to incur costs or become subject to new or increased liabilities that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We use and generate hazardous substances and wastes in our operations. In addition, many of our current and former properties are or have been used for industrial purposes. Accordingly, we monitor hazardous waste management and applicable environmental permitting and reporting for compliance with applicable laws at our locations in the ordinary course of our business. We may be subject to potential material liabilities relating to any investigation and clean-up of our locations or properties where we delivered hazardous waste for handling or disposal that may be contaminated and to claims alleging personal injury.

High Fuel Prices May Impact Our Operating Results

In late summer 2005, severe hurricanes struck the Gulf Coast of the United States, including Louisiana, Texas and Mississippi, causing extensive damage. These hurricanes caused widespread disruption to oil production, refinery operations and pipeline capacity in certain areas of the United States, and, as a result, the price of jet fuel has increased significantly since late August 2005. Fuel costs constitute a significant portion of operating expenses for companies in the aerospace industry. Because many of our customers and we are in the aerospace industry, increased fuel costs could have a material adverse effect on our financial condition or results of operations.

Risks Related to Our Business

The global nature of our business exposes us to foreign currency fluctuations that may affect our future revenues and profitability.

We have manufacturing, sales and distribution facilities around the world, and the majority of our foreign subsidiaries use the local currency as their functional currency. These include, among others, the Canadian dollar, Euro, British pound, Singapore dollar, Swedish krona, Mexican peso and Brazilian real. Because our financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies expose us to translation risk when the local currency financial statements are translated to U.S. dollars, our functional currency. Changes in currency exchange rates may also expose us to transaction risk.

We may buy protecting or offsetting positions or hedges in certain currencies to reduce our exposure to currency exchange fluctuations; however, these transactions may not be adequate or effective to protect us from the exposure for which they are purchased. We have not engaged in any speculative hedging activities. Currency fluctuations may impact our revenues and profitability in the future.

Changes in the availability or price of materials and energy resources could adversely affect our costs and profitability.

We may be adversely affected by commodity price changes, especially related to certain manufacturing operations that utilize high-grade steel spring wire and titanium. The availability and price of raw materials and energy resources may be subject to curtailment or change due to, among other things, new laws or regulations, global economic or political events including strikes, terrorists attacks and war, suppliers’ allocations to other purchasers, interruptions in production by suppliers, changes in exchange rates and prevailing price levels. Although we are not dependent upon any single source for any of our principal raw materials or products for resale, and such materials and products have, historically, been readily available, we cannot assure you that such raw materials and products will continue to be readily available. We are currently re-negotiating certain of our steel supply contracts. Disruption in the supply of raw materials, products or energy resources or our inability to come to a favorable agreement with our suppliers could impair our ability to manufacture, sell and deliver our products and require us to pay higher prices. Any increase in prices for such raw materials, products or energy resources could materially affect our costs and our profitability.

We depend on revenues from a small number of significant customers. Any loss, cancellation, reduction or delay in purchases by these customers could harm our business.

In 2004, our net sales to General Electric Co. and its subsidiaries accounted for 12% of our total sales, as compared to 10% in 2003. Approximately 25% of Associated Spring’s sales in 2004 were from Associated Spring’s three largest customers, and approximately 72% of Barnes Aerospace’s sales in 2004 were from General Electric Co. and four other OEMs in the aerospace business. Our success will depend on our continued ability to develop and manage relationships with significant customers. We cannot assure you that we will be able to retain our largest customers. Some of our customers may in the future shift their purchases from us to our competitors, in-house or to other sources. While we have long-term agreements with most of our significant customers, the terms of some of these agreements provide that until a firm order is placed by a customer for a particular product, the customer may unilaterally reduce or discontinue its projected purchases without penalty. The loss of one or more of our largest customers, any reduction or delay in sales to these customers, our inability to successfully develop relationships with new customers, or future price concessions we make to retain customers could significantly reduce our sales and profitability.

Our operations depend on our manufacturing, distribution, sales and service facilities in various parts of the world. These manufacturing, distribution and service facilities are subject to physical and other risks that could disrupt our operations.

During 2004, approximately 27% of our sales were from facilities outside of the United States. Also, we have twelve manufacturing facilities and seven distribution centers outside the United States. The international scope of our business subjects us to risks such as a threat of war, terrorism or instability of governments and legal systems in countries in which we or our customers conduct business. The terrorist attacks of September 11, 2001 adversely impacted the U.S. and world economies and a wide range of industries. These terrorist attacks and the war in the Middle East may lead to future acts of terrorism and additional hostilities, including possible retaliatory attacks, as well as financial, economic and political instability. In addition, because we depend upon our information systems to help process orders, to manage inventory and accounts receivables collections, to purchase, sell and ship products efficiently and on a timely basis, to maintain cost-effective operations, and to help provide superior service to our customers, any disruption in the operation of our information systems, including widespread power outages such as those that affected the northeastern and midwest United States in August 2003, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Although we have obtained property damage and business interruption insurance, a major catastrophe such as an earthquake or other natural disaster at any of our sites, or significant labor strikes, work stoppages, political unrest, or any of the events described above, some of which may not be covered by our insurance, in any of the areas where we conduct operations could result in a prolonged interruption of our business. Any disruption resulting from these events could cause significant delays in the manufacture or shipment of products or the provision of repair and other services that may result in our loss of sales and customers. Our insurance will not cover all potential risks, and we cannot assure you that we will have adequate insurance to compensate us for all losses that result from any insured risks. Any material loss not covered by insurance could have a material adverse effect on our financial condition, results of operations and cash flows. We cannot assure you that insurance will be available in the future at a cost acceptable to us or at a cost that will not have a material adverse effect on our gross margins, net income and cash flows.

Our significant international operations and assets subject us to additional financial and regulatory risks.

We have operations and assets in various parts of the world. In addition, we sell our products and services in foreign countries and seek to increase our level of international business activity. Accordingly, we are subject to various risks, including: U.S.-imposed embargoes of sales to specific countries; foreign import controls (which may be arbitrarily imposed or enforced); export regulations (which require us to comply with stringent licensing regimes); anti-dumping regulations; price and currency controls; exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining governmental approval for new and continuing products and operations; legal systems or decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied; and difficulties in managing a global enterprise. We have experienced minor or technical violations of some of these regulations, including export regulations, in the past, none of which have had or, we believe, will have a material adverse effect on our business. However, any significant violations of these regulations in the future could result in a civil or criminal sanctions, the loss of export or other licenses which could have a material adverse effect on our business. We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, our organizational structure may limit our ability to transfer funds between countries, particularly into and out of the United States, without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce sales or profits and have a material adverse effect on our financial condition, results of operations and cash flows.

Declines in the stock market, prevailing interest rates and rising medical costs may cause an increase in our pension and other post-retirement expense in the future and result in reductions in our pension fund asset values and increases in our pension and other post-retirement obligations. These changes have caused and may continue to cause a significant reduction in our net worth and may require us to make higher cash contributions to our pension and post-retirement plans in the future.

We recorded a non-cash minimum pension liability adjustment for underfunded pension plans of $24.1 million at December 31, 2003 which increased to $35.2 million at December 31, 2004, representing the excess of the accumulated benefit obligation over the fair value of pension plan assets. Recognition of the minimum pension liability resulted in an after-tax charge of $16.8 million in 2002 and $8.9 million in 2004 partially offset by an after-tax benefit of $5.7 million in 2003, all of which are included in accumulated other non-owner changes in equity, which is part of stockholders’ equity. The principal cause of the minimum pension liability adjustment was the decline in the value, in certain years prior to 2003, of equity securities held by the pension trusts as well as a significant decline in the discount rate. Our discount rate used to determine net pension expense fell from 7.25% in 2002 to 6.25% in 2004. The rate we are using for pension expense in 2005 is 5.73% which is also the rate used to determine the accumulated benefit obligations at December 31, 2004. This reduction in the discount rate to 5.73% is expected to increase our pension expense in 2005 by approximately $1.0 million. The expected rate of return on pension assets used to calculate pension expense was 9.5% in both 2004 and 2003. If our actual investment returns fall below our revised assumptions, we may be forced to recognize a pension expense in future periods, which could have a substantial negative effect on our profitability. Additional declines in the fair value of our pension plans’ assets and/or decreases in prevailing interest rates may require us to take additional charges to accumulated other non-owner changes to equity, thereby significantly reducing our stockholders’ equity and affecting our ability to maintain the required net worth ratios under our debt arrangements. In addition, approximately $4.6 million in cash contributions were made by us to our various pension plans in 2004, including the required contributions to our unqualified U.S. pension plans. We expect to contribute approximately $3.3 million to our various plans in 2005.

In addition to pension plans, we provide certain other medical, dental and life insurance post retirement benefits for a majority of our retired employees in the United States and Canada. We fund these benefit obligations as incurred. The expenses for these benefits are impacted by the trend in medical costs as well as changes in the discount rate. A one percentage point increase in our assumed healthcare cost trend rate would increase our other post retirement benefit obligation by $2.0 million and increase our expense by $0.1 million annually.

In summary, changing economic conditions, pension investment returns, lower discount rates and higher medical costs or other factors may require us to make additional cash contributions to our pension plans and other post-retirement plans in the future, preventing us from using such cash for other purposes.

We have significant indebtedness that could affect our operations and financial condition.

At September 30, 2005, we had net consolidated debt and capitalized lease obligations, minus cash and cash equivalents, of $256.5 million, representing approximately 39% of our total capital (net indebtedness plus stockholders’ equity) as of that date. We may incur additional indebtedness to finance future acquisitions. Our level of indebtedness and the significant debt servicing costs associated with that indebtedness could have important effects on our operations and financial condition and may adversely affect the value or trading price of our outstanding equity securities and debt securities. For example, our indebtedness could:

•	require us to dedicate a substantial portion of our cash flows from operations to payments on our debt, thereby reducing the amount of our cash flows available for working capital, capital expenditures, acquisitions, dividends and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in the industries in which we compete;

•	place us at a competitive disadvantage compared to our competitors, some of whom have lower debt service obligations and greater financial resources than we do;

•	limit our ability to borrow additional funds; and

•	increase our vulnerability to general adverse economic and industry conditions.

Our failure to meet certain financial covenants required by our debt agreements may materially and adversely affect our assets, financial position and cash flows.

Certain of our debt arrangements require us to maintain certain interest coverage and leverage ratios and a minimum net worth and place certain restrictions on capital expenditures, dividend payments and acquisitions of our common stock. These requirements could limit our ability to obtain future financing and may prevent us from taking advantage of attractive business opportunities. Our ability to meet the financial covenants or requirements in our debt arrangements may be affected by events beyond our control, and we cannot assure you that we will satisfy such covenants and requirements. A breach of these covenants or our inability to comply with the restrictions could result in an event of default under our debt arrangements, which in turn could result in an event of default under the terms of our other indebtedness. Upon the occurrence of an event of default under our debt arrangements, after the expiration of any grace periods, our lenders could elect to declare all amounts outstanding under our debt arrangements, together with accrued interest, to be immediately due and payable. If this happens, we cannot assure you that our assets would be sufficient to repay in full the payments due under those arrangements or our other indebtedness, including the notes.

We have significant goodwill and an impairment of our goodwill could cause a decline in our net worth.

Our total assets include substantial goodwill. At September 30, 2005, our goodwill totaled $234.1 million, compared to $395.9 million of stockholders’ equity. The goodwill results from our acquisitions, representing the excess of the purchase price we paid over the fair value of the tangible and intangible assets we acquired. During each calendar year, we assess whether there has been an impairment in the value of our goodwill. If future operating performance at one or more of our businesses does not meet expectations, we may be required to reflect, under current applicable accounting rules, a non-cash charge to operating results for goodwill impairment. The recognition of an impairment of a significant portion of goodwill would negatively affect our results of operations and total capitalization, the effect of which could be material. A reduction in our stockholders’ equity due to an impairment of goodwill may affect our ability to maintain the required net worth ratios under our debt arrangements. We completed our annual assessment of goodwill in the second quarter of 2005 and determined that no impairment then existed. We will test for impairment again in the second quarter of 2006, or sooner if triggering events warrant an assessment.

We could be adversely affected by changes in interest rates.

Our profitability may be adversely affected as a result of increases in interest rates. At September 30, 2005, we and our subsidiaries had approximately $288.0 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, of which approximately 12% had interest rates that float with the market, either under the terms of the indebtedness or as a result of interest rate swap agreements that were then in force. A 100 basis point increase in the interest rate on the floating rate debt in effect at September 30, 2005 would have resulted in an approximate $0.4 million annualized increase in interest expense.

We may not realize all of the sales expected from our existing Associated Spring and Barnes Aerospace backlog or anticipated orders.

At September 30, 2005, Associated Spring had $84.1 million of order backlog and Barnes Aerospace had $255.7 million of order backlog. We consider backlog to be firm customer orders for future delivery. From time to time, OEM customers of Associated Spring and Barnes Aerospace provide projections of components and assemblies that they anticipate purchasing in the future under new and existing programs. Such projections are not included in our backlog unless we have received a firm release from our customers. Our customers may have the right under certain circumstances and with certain penalties or consequences to terminate, reduce or defer firm orders that we have in backlog. If our customers terminate, reduce or defer firm orders, we may be protected from certain costs and losses, but our sales will nevertheless be adversely affected. Although we strive to maintain ongoing relationships with our customers, there is an ongoing risk that orders may be cancelled or rescheduled due to fluctuations in our customers’ business needs or purchasing budgets.

Also, our realization of sales from new and existing programs is inherently subject to a number of important risks and uncertainties, including whether our customers will execute the launch of product programs on time, or at all, the number of units that our customers will actually produce and the timing of production. In addition, until firm orders are placed, our customers generally have the right to discontinue a program or replace us with another supplier at any time without penalty. Our failure to realize sales from new and existing programs would have a material adverse effect on our net sales, results of operations and cash flows.

We may not recover all of our up-front costs related to new or existing programs.

New programs require significant up-front investments and capital expenditures for engineering, design and tooling. As OEMs in the automotive and aerospace industries have looked to suppliers to bear increasing responsibility for the design, engineering and manufacture of systems and components, they have increasingly shifted the financial risk associated with those responsibilities to the suppliers as well. This trend is likely to continue and is most evident in the area of engineering cost reimbursement. Historically, these investments have been fully reimbursed by OEMs, but in the future there may be other mechanisms established by OEMs that could result in less than full reimbursement or no reimbursement. We cannot assure you that we will have adequate funds to make such up-front investments and capital expenditures. In the event that we are unable to make such investments and expenditures, or to recover them through sales or direct reimbursement of our engineering expenses from our customers, our profitability, liquidity and cash flows may be adversely affected. In addition, we incur costs and make capital expenditures for new program awards based upon certain estimates of production volumes. While we attempt to recover such costs and capital expenditures by appropriately pricing our products, the prices of our products are based in part upon planned production volumes. If the actual production is significantly less than planned, we will be unable to recover such costs. In addition, because a significant portion of our overall costs is fixed, declines in our customers’ production levels can adversely affect the level of our reported results even if our up-front investments and capital expenditures are recovered.

We may not recover all of our up-front costs related to Revenue Sharing Programs (RSPs).

As of September 30, 2005, our total assets included $132.5 million of aftermarket RSP participation fees related to seven revenue sharing programs. We participate in aftermarket RSPs under which we receive an exclusive right to supply designated aftermarket parts to a large aerospace manufacturer over the life of an aircraft engine program. As consideration, we pay participation fees, which are recorded as long-lived intangible assets, and are recognized as a reduction to sales over the life of the program. The recoverability of the asset is dependent upon future revenues related to the program’s aftermarket parts. The potential exists that actual revenues will not meet expectations. A shortfall in future revenues may result in the failure to recover the total amount of the investments, which could adversely affect our financial condition and results of operations and cash flows.

We face risks of cost overruns and losses on fixed-price contracts.

We sell certain of our products under firm, fixed-price contracts providing for a fixed price for the products regardless of the production costs incurred by us. The cost of producing products may be adversely affected by increases in the cost of labor, materials, fuel, outside processing, overhead and other factors, including manufacturing inefficiencies. Increased production costs may result in cost overruns and losses on contracts.

The departure of existing management and key personnel, a shortage of skilled employees or a lack of qualified sales professionals could materially affect our business, operations and prospects.

Our executive officers are important to the management and direction of our business. Our future success depends, in large part, on our ability to retain these officers and other capable management personnel. Although we believe we will be able to attract and retain talented personnel and replace key personnel should the need arise, our inability to do so could have a material adverse effect on our business, financial condition, results of operations or cash flows. Because of the complex nature of many of our products and services, we are generally dependent on an educated and highly skilled workforce. In addition, there are significant costs associated with the hiring and training of sales professionals. We could be adversely affected by a shortage of available skilled employees or the loss of a significant number of our sales professionals.

Any product liability claims in excess of insurance may adversely affect our financial condition.

Our operations expose us to potential product liability risks that are inherent in the design, manufacture and sale of our products. For example, we may be exposed to potential liability for personal injury or death as a result of the failure of a spring or other part in a vehicle or an aircraft component designed, manufactured or sold by us or the failure of an aircraft component that has been serviced by us. While we believe that our liability insurance is adequate to protect us from these liabilities, our insurance may not cover all liabilities. Additionally, insurance coverage may not be available in the future at a cost acceptable to us. Any material liability not covered by insurance or for which third-party indemnification is not available could have a material adverse effect on our financial condition, results of operations and cash flows.

Our business, financial condition, results of operations and cash flows could be adversely impacted by strikes or work stoppages.

Approximately 16.9% of our U.S. employees and 36.9% of our non-U.S. employees are covered by collective bargaining agreements which expire between 2005 and 2007. We are currently negotiating collective bargaining agreements with unionized employees at our Bristol, Connecticut, and Corry, Pennsylvania, facilities, representing a total of 301 employees. Negotiations are also underway for healthcare and pension benefits at the national level, covering employees at our Saline, Michigan, facility as well as at our Bristol and Corry facilities, representing 451 employees in the aggregate and 1,094 retirees. Although we believe that our relations with our employees are good, we cannot assure you that we will be successful in negotiating new collective bargaining agreements at these or our other facilities, that such negotiations will not result in significant increases in the cost of labor, including healthcare, pension or other benefits, or that a breakdown in such negotiations will not result in the disruption of our operations. In April 2002, we experienced a work stoppage for one workday at our Associated Spring facility in Bristol. Any potential strikes or work stoppages, and the resulting adverse impact on our relationships with customers, could have a material adverse effect on our business, financial condition, results of operations or cash flows. Similarly, a protracted strike or work stoppage at any of our major customers, suppliers or other vendors could materially adversely affect our business.

Risks Related to Acquisitions

We may not be able to effectively integrate acquired companies into our operations.

We have completed eleven acquisitions since 1999. We seek acquisition opportunities that complement and expand our operations and that will help create stockholder value over the long term. We cannot assure you that we will be able to effectively integrate our recent or future acquisitions into our operations. We may not be able to do so successfully without substantial costs, delays or other difficulties. We could face significant challenges in consolidating functions and integrating procedures, information technology systems, personnel, product lines and operations in a timely and efficient manner. In particular, we may encounter difficulties in integrating our technology and training our sales forces to work with new products and customers.

The integration process is complex and time-consuming, may be disruptive to our businesses, and may cause an interruption of, or a loss of momentum in, our businesses as a result of a number of obstacles, such as:

•	the loss of significant customers;

•	the need to retrain skilled engineering, sales and other personnel resulting from the loss of key employees;

•	the failure to maintain the quality of customer service that each business has historically provided;

•	the need to coordinate geographically diverse organizations;

•	retooling and reprogramming of equipment and information technology systems; and

•	the resulting diversion of management’s attention from our day-to-day business and the need to hire additional management personnel to address integration obstacles.

If we are not successful in integrating our recent and future acquisitions into our operations, if the integration takes longer than anticipated, if the companies or assets we acquire do not perform as we anticipate or if the integrated product and service offerings fail to achieve market acceptance, our business, financial position, results of operations and cash flows could be adversely affected.

We may not be able to realize the anticipated cost savings, synergies or revenue enhancements from acquisitions, and we may incur significant costs to achieve these savings.

Even if we are able to integrate successfully the operations of our company and our recent and any future acquisitions, we may not be able to realize the cost savings, synergies or revenue enhancements that we anticipate from the acquisition, either as to amount or in the time frame that we expect. Our ability to realize anticipated cost savings, synergies and revenue enhancements may be affected by a number of factors, including the following:

•	our ability to effectively eliminate duplicative backoffice overhead and overlapping sales personnel, rationalize manufacturing capacity, consolidate warehousing and distribution facilities and shift production to more economical facilities;

•	our incurrence of significant cash and non-cash integration and implementation costs or charges in order to achieve those cost savings, which could offset any such savings and other synergies resulting from our recent or future acquisitions; and

•	our ability to avoid labor disruption in connection with integration efforts.

In addition, our growth to date has placed, and future acquisitions could continue to place, significant demand on our administrative, operational and financial resources.

Future acquisitions are a key component of our anticipated growth. We may not be able to identify or complete future acquisitions.

A significant portion of the industries that we serve are mature industries. As a result, our recent growth has resulted in large part from, and our future growth will depend in part on, the successful acquisition and integration of businesses into our existing operations. While we are focused on adding strategic pieces to our operations by acquiring companies, manufacturing and service assets and technologies that complement our three existing businesses, we may not be able to identify and successfully negotiate suitable acquisitions, obtain financing for future acquisitions on satisfactory terms, obtain regulatory approval or otherwise complete acquisitions in the future.

Risks Related to the Offering

The notes rank junior in right of payment to our senior debt and effectively junior to the liabilities of our subsidiaries.

The notes are subordinated to all of our existing and future senior debt. The notes are not secured by any of our assets. In the event we default on any of our senior debt or in the event we undergo a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, the proceeds of the sale of our assets would first be applied to the repayment of our senior debt before any of those proceeds would be available to make payments on our subordinated debt, including the notes. Accordingly, upon an acceleration of the notes, there may be no assets remaining from which claims of the holders of the notes could be satisfied or, if any assets remained, they might be insufficient to satisfy those claims in full.

No payments in respect of the notes will be permitted during certain periods when an event of default under our senior debt permits the senior debt lenders to accelerate its maturity.

In addition, the notes are not guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the notes effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of our subsidiaries. At September 30, 2005, we and our subsidiaries had approximately $288.0 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, excluding intercompany indebtedness, $288.0 million of which would be senior indebtedness or effectively senior in right of payment to the notes.

In addition, the indenture governing the notes does not restrict us or our subsidiaries from incurring debt (including senior debt) in the future. The incurrence by us of additional senior debt or by our subsidiaries of additional debt and other liabilities will increase the risks described above.

We may depend on the cash flows of our subsidiaries in order to satisfy our obligations under the notes.

We are an operating entity which also conducts a significant portion of our business through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the notes, is therefore partially dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available for that purpose. Our subsidiaries’ ability to make payments may be subject to the availability of sufficient surplus funds, the terms of such subsidiaries’ indebtedness, applicable laws and other factors.

There is no public market for the notes, which could limit their market price or the ability to sell them.

There is no established public trading market for the notes. The notes originally issued in the private offering are eligible for trading on the PORTAL market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL market. The notes will not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for the notes will develop or, if such market develops, that you will be able to sell your notes.

If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If a market for the notes develops, any such market may be discontinued at any time. If a public trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, the price of our common stock into which the notes are convertible, prevailing interest rates, our operating results and the market for similar securities. Depending on the price of our common stock into which the notes are convertible, prevailing interest rates, the market for similar securities and other factors, including our financial condition, the notes may trade at a discount from their principal amount.

We may not have the funds necessary to finance the repurchase of the notes or to pay the cash payable upon a conversion or we may otherwise be restricted from making such payments which may increase your credit risk.

On February 1, 2011, February 1, 2016 and February 1, 2021 or in the event of a fundamental change (as defined in this prospectus), holders may require us to repurchase their notes at a price of 100% of the principal amount of the notes, plus accrued and unpaid interest, including contingent interest and additional amounts, to the repurchase date. Upon a conversion, we will be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase or settlement of converted notes. In addition, some of our existing financing agreements contain, and any future credit agreements or other agreements relating to our indebtedness could contain, provisions prohibiting the repurchase of the notes under certain circumstances, or could provide that a fundamental change constitutes an event of default under that agreement, or restrict our ability to make cash payments upon conversion of the notes. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes or making the cash payment upon conversion when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or settle the conversion or attempt to refinance the other debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the notes or settle the conversion without potentially causing a default under the other debt. Our failure to repurchase tendered notes or to pay any cash payable on a conversion would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

In addition, certain important corporate events such as a leveraged recapitalization that would increase the level of our debt, may not constitute a fundamental change.

Upon the occurrence of a conversion triggering event, the ability of noteholders to convert their notes, or upon the occurrence of a fundamental change, the ability of the noteholders to have their notes repurchased by us, may constitute an event of default under certain of our indebtedness.

Upon the occurrence of a conversion triggering event, our requirement to pay in cash a portion of the conversion value of any notes tendered for conversion may constitute an event of default under the agreements governing certain of our indebtedness. Similarly, upon the occurrence of a fundamental change (as defined in the indenture governing the notes offered hereby), the ability of the noteholders to have their notes repurchased by us, may also constitute an event of default under such debt agreements. If an event of default does occur, then the holders of such indebtedness would be entitled to accelerate and declare all such indebtedness to be immediately due and payable, which in turn would most likely cause our other indebtedness to become due and payable as well. Following this offering, we will attempt to amend these debt agreements to clarify that the ability of the holders to convert their notes after the occurrence of a conversion triggering event, or the ability of the noteholders to have their notes repurchased by us upon the occurrence of a fundamental change, will not constitute an event of default under these agreements. However, we cannot assure you that we will be successful in obtaining such an amendment for all or any portion of such indebtedness. As of September 30, 2005, the amount of indebtedness outstanding under these agreements was approximately $288.0 million. If we fail to obtain such an amendment, the occurrence of a conversion triggering event or a fundamental change could have a material adverse effect on our business while such debt is outstanding.

The price of our common stock historically has been volatile, which may make it difficult for you to resell the notes or any common stock into which the notes are convertible, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and, thus, the conversion price of the notes.

Subject to certain conditions, the notes are convertible into cash and possibly shares of our common stock, the amount of which will be based on the market price of our common stock at the time of conversion. The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. The trading price of the notes is expected to be affected significantly by the price of our common stock.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. As of September 30, 2005, 4,418,046 shares of our common stock were reserved for issuance for outstanding stock options and restricted stock units. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sales of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock.

The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

The additional shares of common stock payable on any notes converted in connection with specified corporate transactions may not adequately compensate you for any loss you may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or prior to February 7, 2011, we will under certain circumstances increase the conversion rate on notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction as described under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.” The additional shares of common stock issuable upon conversion of the notes in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of such specified corporate transaction. If the specified corporate transaction occurs after February 7, 2011 or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the notes or above a specified price, there will be no increase in the conversion rate. In addition, in certain circumstances upon a change of control arising from our acquisition by a public company, we may elect to adjust the conversion rate as described under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount Adjustments for Conversion After a Public Acquirer Change of Control” and, if we so elect, holders of notes will not be entitled to the increase in the conversion rate determined as described above.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of Notes—Conversion Procedures—Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

You should consider the U.S. federal income tax consequences of owning and disposing of the notes.

The notes are characterized as indebtedness for U.S. federal income tax purposes. Accordingly, you will be required to include, in your income, interest with respect to the notes.

The notes are also characterized as contingent payment debt instruments for U.S. federal income tax purposes and are subject to U.S. federal income tax regulations applicable to contingent payment debt instruments. Consequently, the notes are treated as issued with original issue discount for U.S. federal income tax purposes, and you are required to include such original issue discount in your income as it accrues. The amount of original issue discount required to be included by you in income for each year generally is in excess of the payments and accruals on the notes for non-tax purposes (i.e., in excess of the stated semi-annual regular interest payments and accruals and any contingent interest payments) in that year.

You will recognize gain or loss on the sale, exchange, conversion or redemption of a note in an amount equal to the difference between the amount realized, including the fair market value of our common stock received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, exchange, conversion or redemption of a note will be treated as ordinary interest income. A discussion of the U.S. federal income tax consequences of ownership of the notes is contained in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.”

The conditional conversion feature of the notes could result in you not receiving the value of the common stock into which the notes are convertible.

The notes are convertible into cash and shares of common stock, if any, only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the common stock into which your notes would otherwise be convertible.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

The conversion value that you will receive upon conversion of your notes is in part determined by the average of the last reported sale prices of our common stock for the 20 trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (assuming we do not elect to pay cash to holders of notes in lieu of the residual value shares), or, if tendered within 20 days leading up to the maturity date or a specified redemption date, beginning on the fifth day following the maturity date or the redemption date. Accordingly, if the price of our common stock decreases after you tender your notes for conversion, the conversion value you will receive may be adversely affected.

Fraudulent transfer statutes may limit your rights as a noteholder.

Federal or state fraudulent transfer laws permit a court, if it makes certain findings, to:

•	avoid all or a portion of our obligations under the notes to you;

•	subordinate our obligations under the notes to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

•	take other action detrimental to you, including, in some circumstances, invalidating the notes.

If a court were to take any of those actions, we cannot assure you that you would ever be repaid.

Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

•	issued the notes with the intent of hindering, delaying or defrauding current or future creditors; received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes and were insolvent or were rendered insolvent by reason of the issuance of the notes;

•	were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

•	intended to incur, or believed (or should have believed) we would incur, debts beyond our ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes).

Different jurisdictions define “insolvency” differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if (1) the fair market value (or fair saleable value) of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

Risks Related to our Common Stock

Limited trading volume of our common stock may contribute to its price volatility.

Our common stock is traded on the New York Stock Exchange. During 2004, the average consolidated daily trading volume for our common stock as reported by the New York Stock Exchange was approximately 74,000 shares. We are uncertain as to whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the trading price of our common stock. Other factors may also affect the volatility of the trading price of our common stock.

Certain provisions of our certificate of incorporation, by-laws, shareholder rights plan and the Delaware General Corporation Law may have possible anti-takeover effects.

Some of the provisions of our certificate of incorporation, by-laws and shareholder rights plan could discourage, delay or prevent an acquisition of our business at a premium price. The provisions:

•	permit the board of directors to increase its own size and fill the resulting vacancies;

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize the issuance of up to 3,000,000 shares of preferred stock in one or more series without a stockholder vote;

•	entitle certain holders of our common stock to purchase a fraction of a share of our Series A Junior Participating Preferred Stock that may be converted into a right to purchase our or a successor’s common stock at a discount; and

•	under certain circumstances, require a 70% super-majority vote to approve certain mergers and other business combinations between us and any holder of 5% or more of our common stock.

In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

We may not be able to pay dividends on our common stock.

While we historically have paid dividends on our common stock, we are under no obligation to declare or pay such dividends. The declaration and payment of dividends on our common stock in the future is subject to, and will depend upon, among other things:

•	our future earnings and financial condition, liquidity and capital requirements;

•	our ability to pay dividends under our debt arrangements; and

•	other factors deemed relevant by our board of directors.

If we cease to pay or reduce the amount of dividends on our common stock, the market price of our common stock may decline. Certain of our debt agreements contain covenants and provisions that restrict the amount of dividends our subsidiaries may make, and certain of our other debt agreements contain financial covenants that require the maintenance of interest coverage and leverage ratios and minimum levels of net worth. Such covenants and restrictions may restrict the amount of dividends we may make under such agreements.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling security holders of the securities offered by this prospectus.

PRICE RANGE OF COMMON STOCK

Our common stock is currently quoted on the New York Stock Exchange under the symbol “B.” The following table shows, for the periods indicated, the high and low closing prices per share of our common stock as reported on the New York Stock Exchange. The market price for our common stock may continue to be subject to wide fluctuations in response to a variety of factors, some of which are beyond our control. See “Risk Factors—Risks Related to our Common Stock.”

	Price Range of Common Stock
Quarter Ended	High	Low
Fiscal Year Ended December 31, 2003
First Quarter	$22.07	$18.55
Second Quarter	21.85	19.32
Third Quarter	26.11	21.95
Fourth Quarter	33.85	26.45
Fiscal Year Ended December 31, 2004
First Quarter	33.57	26.01
Second Quarter	29.58	25.73
Third Quarter	29.14	24.20
Fourth Quarter	28.46	24.80
Fiscal Year Ended December 31, 2005
First Quarter	28.59	23.85
Second Quarter	34.07	25.45
Third Quarter	36.69	33.14
Fourth Quarter (through December 21, 2005)	36.50	33.36

On December 23, 2005, the reported last sale price for our common stock on the New York Stock Exchange was $33.61 per share. We encourage you to obtain current market quotations for our common stock before deciding whether to purchase our notes from this offering.

At September 30, 2005, there were 23,805,629 shares of our common stock outstanding, held by approximately 6,601 stockholders of record.

DIVIDEND POLICY

We pay quarterly dividends on shares of our common stock. We paid dividends of $0.20 per share for each quarter in the years ended December 31, 2003 and 2004 and for the quarters ended March 31, 2005 and June 30, 2005. We paid a third quarter dividend of $0.22 on September 9, 2005 and a fourth quarter dividend of $0.22 on December 9, 2005. We have paid dividends on shares of our common stock since 1934. We cannot assure you that we will continue to pay dividends with respect to any future quarter or, if we pay dividends, the amount of the dividends. Certain of our debt agreements contain covenants and provisions that restrict the amount of dividends our subsidiaries may make, and certain of our other debt agreements contain financial covenants that require the maintenance of interest coverage and leverage ratios and minimum levels of net worth. Such covenants and restrictions may restrict the amount of dividends we may make under such agreements.

CAPITALIZATION

The following table sets forth, as of September 30, 2005, our capitalization on an actual basis. You should read the following information in conjunction with our consolidated financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our first of two Current Reports on Form 8-K filed with the SEC on July 25, 2005 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

The number of shares of common stock outstanding excludes:

•	4,418,046 shares of common stock reserved for issuance for outstanding stock options under all of our stock plans as of September 30, 2005; and

•	the shares of common stock issuable upon conversion of the notes.

You should read this table in conjunction with our consolidated financial statements and the notes to those statements, which are incorporated by reference in this prospectus.

September 30, 2005
(unaudited, in millions)
Debt:
Notes payable	$0.0

Long-term debt (including current maturities):
Revolving credit facility ($175.0) due 2009	22.0
7.13% senior notes due 2005	6.2
7.66% senior notes due 2007	24.5
7.80% senior notes due 2010	45.5
9.34% senior notes due 2008	61.9
2.15% senior notes due 2006	20.3
Senior subordinated convertible notes due 2025	100.0
Other (industrial revenue bonds and capital leases)	7.6

Total debt (long-term)	288.0

Total debt	288.0

Stockholders’ equity:
Common Stock, par value $0.01 per share, 60,000,000 shares authorized; 24,419,694 shares issued; 23,805,629 shares outstanding	$0.2
Additional paid-in capital	104.4
Treasury stock of 614,065 shares, at cost	(20.7)
Retained earnings	326.5
Accumulated other non-owner changes to equity	(14.7)

Total stockholders’ equity	395.9

Total capitalization	$683.8

Numbers may not add up due to rounding.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following selected historical consolidated financial information as of and for each of the five years ended December 31, 2000, 2001, 2002, 2003 and 2004 and as of and for each of the nine month periods-ended September 30, 2004 and 2005 has been derived from, and should be read together with, our consolidated financial statements, and the related notes, which are incorporated by reference in this prospectus.

In the opinion of management, all adjustments considered necessary for a fair disclosure of our interim results and financial position have been included in our interim results and financial position for the quarters-ended September 30, 2004 and 2005. Interim results are not necessarily indicative of the results that can be expected for a full fiscal year. The information should also be read together with “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our first of two Current Reports on Form 8-K filed with the SEC on July 25, 2005 and in our Quarterly Report on Form 10-Q for the nine months ending September 30, 2005, which are incorporated by reference into this prospectus.

EBITDA is a measurement not in accordance with generally accepted accounting principles, or GAAP. We define EBITDA as net income plus income taxes, interest expense and depreciation and amortization. We do not intend EBITDA to represent cash flows from operations as defined by GAAP, and you should not consider it as an alternative to net income, net cash provided by operating activities or any other items calculated in accordance with GAAP, or as an indicator of our operating performance. Our definition of EBITDA may not be comparable with EBITDA as defined by other companies. We believe EBITDA is commonly used by financial analysts and others in the industries in which we operate and, thus, provides useful information to investors. Our non-GAAP measure of EBITDA excludes income taxes, depreciation and amortization, and interest expense which we incur in the normal course of business. Accordingly, our calculation has limitations depending on its use.

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations, before income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest plus distributed income of equity investees, less interest capitalized. Fixed charges consists of interest on indebtedness, including amounts capitalized, amortization of debt financing costs and that portion of rental expense that we believe to be a reasonable estimate of the interest factor (deemed to be 33% of rental expense).

	Year Ended December 31,					Nine Months Ended September 30,
	2000(1)	2001(1)	2002	2003	2004	2004 Q3	2005 Q3
Statement of Income (in millions except per share data)
Net sales	$740.0	$768.8	$784.0	$890.8	$994.7	$743.1	$825.8
Cost of sales	489.3	519.7	530.6	577.0	652.9	485.7	526.6
Selling and administrative expenses	188.4	209.0	209.1	262.0	284.2	208.5	231.6

Operating income	62.2	40.2	44.3	51.8	57.6	48.9	67.6
Other income	4.8	3.9	3.7	3.3	2.1	1.7	10.1
Interest expense	15.1	16.2	14.8	15.8	15.4	11.3	12.9
Other expenses	4.0	4.6	0.6	1.1	1.3	0.6	0.7

Income before income taxes	47.9	23.3	32.5	38.2	43.0	38.7	64.0
Income taxes	12.7	4.3	5.7	5.3	8.6	8.2	15.2

Net income	$35.2	$19.0	$26.8	$32.9	$34.4	$30.5	$48.9

Per Common Share
Net income(2)
Basic	$1.90	$1.03	$1.43	$1.53	$1.49	$1.32	$2.08
Diluted	1.87	1.01	1.40	1.49	1.44	1.28	2.02
Dividends	0.79	0.80	0.80	0.80	0.80	0.60	0.62

Average common shares outstanding (in millions)
Basic	18.6	18.5	18.8	21.5	23.1	23.1	23.5
Diluted	18.8	18.9	19.2	22.1	23.8	23.8	24.2

Numbers may not add up due to rounding.

(1)	For periods prior to January 1, 2002 (the effective date of Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets), goodwill was amortized on a straight-line basis. As such, the 2001 and 2000 financial data includes $3.4 million and $2.9 million, respectively, of goodwill amortization expense, net of taxes.
(2)	Net income per common share is based on weighted average common shares outstanding during each period presented.

	Year Ended December 31,					Nine Months Ended September 30,
	2000(1)	2001(1)	2002	2003	2004	2004 Q3	2005 Q3
Balance Sheet Data (in millions)
Cash and cash equivalents	$23.3	$48.9	$28.4	$49.8	$36.3	$33.7	$31.5
Working capital	128.8	87.1	120.1	133.0	126.7	151.2	138.6
Property, plant and equipment, net	163.8	152.9	159.4	154.1	166.3	159.7	157.3
Total assets	645.1	646.5	660.2	838.4	937.0	916.4	1,013.0
Long-term debt and notes payable	233.7	231.4	221.0	241.0	268.0	278.0	288.0
Stockholders’ equity	209.4	206.9	215.9	329.4	350.5	351.5	395.9

Other Financial Data (in millions)
Capital expenditures	28.0	24.9	19.4	18.4	28.5	21.4	18.3
Depreciation and amortization	35.9	37.0	33.6	34.6	34.1	25.2	25.9
Net cash provided (used) by operating activities	51.9	65.0	54.4	60.1	54.2	22.5	39.1

EBITDA Reconciliation (in millions)
Net income	$35.2	$19.0	$26.8	$32.9	$34.4	$30.5	$48.9
Income taxes	12.7	4.3	5.7	5.3	8.6	8.2	15.1
Depreciation and amortization	35.9	37.0	33.6	34.6	34.2	25.1	25.9
Interest expense	15.1	16.2	14.8	15.8	15.4	11.3	12.9

Earnings before interest, taxes, depreciation and amortization	$98.9	$76.5	$81.0	$88.6	$92.6	$75.1	$102.8

Ratio of Earnings to Fixed Charges	3.6	2.2	2.7	2.9	3.1	3.6	4.9

(1)	For periods prior to January 1, 2002 (the effective date of Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets), goodwill was amortized on a straight-line basis. As such, the 2001 and 2000 financial data includes $3.4 million and $2.9 million, respectively, of goodwill amortization expense, net of taxes.

DESCRIPTION OF NOTES

We issued the notes under an indenture, dated as of August 1, 2005, between us and The Bank of New York Trust Company, N.A., as trustee. The notes and any shares of common stock issuable upon their conversion are covered by a registration rights agreement, dated as of August 1, 2005, pursuant to which the registration statement of which this prospectus is a part is being filed (covering the resale of the notes and the common stock issuable upon conversion of the notes). As a holder of our notes, you may request a copy of the indenture and the registration rights agreement from the trustee.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture and the registration rights agreement because those documents, and not this description, define each holder’s rights as a holder of the notes.

As used in this “Description of Notes” section, references to “Barnes,” the “company,” “we,” “us” and “our” refer only to Barnes Group Inc. and do not include its subsidiaries.

General

The notes mature on August 1, 2025 unless earlier converted, redeemed or repurchased. Each holder has the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert its notes into cash and shares, if any, of our common stock at an initial conversion rate of 23.7029 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $42.19 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon a surrender of a holder’s notes for conversion, we will deliver cash equal to the lesser of the aggregate principal amount of notes to be converted and our total conversion obligation. We will deliver cash or shares of our common stock, at our election, in respect of the remainder, if any, of our conversion obligation, as described below under “—Conversion Procedures—Payment Upon Conversion.” If we deliver shares of common stock upon conversion of a note, a holder will not receive fractional shares but a cash payment to account for any such fractional share as described below. A holder will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below herein.

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt, or issuing or repurchasing our securities.

You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us except to the extent described below under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

The notes were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus refer to $1,000 principal amount of the notes. The notes are limited to $100 million aggregate principal amount.

As used in this prospectus, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

Any reference to “common stock” means our common stock, $0.01 par value per share.

Subordination of the Notes

The payment of the principal of, premium, interest, including contingent interest and additional amounts, if any, on the notes is subordinated to the prior payment in full of all existing and future senior indebtedness (including our revolving credit facility). If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, we must pay the holders of senior indebtedness in full before we pay the holders of the notes. If the notes are accelerated because of an event of default under the indenture, the holders of senior indebtedness are entitled to be paid in full all amounts due and owing thereunder before the note holders. The indenture will require that we promptly notify holders of senior indebtedness if payment on the notes is accelerated because of an event of default under the indenture.

We may not make any payment on the notes or purchase or otherwise acquire the notes (including paying the cash portion of our conversion obligation) if:

•	a default in the payment of any senior indebtedness occurs and is continuing beyond any applicable period of grace; or

•	any other default under the terms of designated senior indebtedness occurs and is continuing that permits (or with the giving of notice or passage of time would permit) holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from us or any other person permitted to give such notice under the indenture.

We are required to resume payments on the notes:

•	in case of a payment default of senior indebtedness, upon the date on which such default is cured or waived or ceases to exist; and

•	in case of a nonpayment default under the terms of designated senior indebtedness, the earliest to occur of (i) the date on which such nonpayment default is cured or waived or ceases to exist or such designated senior indebtedness is discharged or paid in full, (ii) 179 days after the date on which the payment blockage notice is received and (iii) such payment blockage period shall have been terminated by written notice to us or the trustee from the person initiating such payment blockage period.

No new period of payment blockage may be commenced for a default unless 360 days have elapsed since our receipt of the prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or can be made, the basis for the commencement of a subsequent payment blockage period whether or not within a period of 360 consecutive days.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. These subordination provisions do not prevent the occurrence of any event of default under the indenture.

If either the trustee or any holder of notes receives any payment or distribution of our assets in contravention of these subordination provisions before all senior indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

We are an operating entity which also conducts a significant portion of our business through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends upon the earnings of our subsidiaries and upon the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. The notes are not guaranteed by any of our subsidiaries. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Creditors of each of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries are also contingent upon our subsidiaries’ earnings and could be subject to contractual or statutory restrictions.

At September 30, 2005, we and our subsidiaries had approximately $288.0 million aggregate principal amount of consolidated debt and capitalized lease obligations outstanding, excluding intercompany indebtedness, $288.0 million of which would be senior indebtedness or effectively senior in right of payment to the notes. Neither we nor our subsidiaries are restricted under the indenture from incurring additional senior indebtedness or other additional indebtedness.

“Designated senior indebtedness” means (i) our revolving credit facility, our 7.13% senior notes due 2005, the 7.66% senior notes due 2007 guaranteed by us, the 7.80% senior notes due 2010 guaranteed by us, our 9.34% senior notes due 2008 and the 2.15% term loan due 2006 guaranteed by us and (ii) any other senior indebtedness, the outstanding aggregate principal amount of which at the time of determination is equal to or greater than $25 million and that is specifically identified by us in the instrument governing or evidencing the indebtedness as “designated senior indebtedness.”

“Indebtedness” means:

(1)	all of our indebtedness, payment obligations and other monetary liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all of our reimbursement obligations and other monetary liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all of our payment obligations and other monetary liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on our balance sheet;

(4)

all of our payment obligations and other monetary liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including our payment obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(5)	all of our payment obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)	all of our direct or indirect guaranties or similar agreements by us in respect of, and all of our payment obligations or monetary liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, payment obligations or monetary liabilities of another person of the kinds described in clauses (1) through (5); and

(7)	any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, payment obligation or monetary liability of the kinds described in clauses (1) through (6).

“Senior indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, our indebtedness (including our existing senior credit facility), whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

(1)	indebtedness that expressly provides that such indebtedness will not be senior in right of payment to the notes or expressly provides that such indebtedness is on parity with or junior in right of payment to the notes;

(2)	any indebtedness to any of our majority-owned subsidiaries, other than indebtedness to such subsidiaries arising by reason of guarantees by us of indebtedness of any such subsidiary to a person that is not our subsidiary;

(3)	any liability for federal, state, local or other taxes owed or owing by us; and

(4)	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

No indebtedness will be considered senior in right of payment solely by virtue of being secured on a first or junior priority basis.

We will not incur any indebtedness that is senior in right of payment to the notes and subordinate in right of payment to any of our senior indebtedness.

Interest

The notes bear interest at a rate of 3.75% per year. We will also pay contingent interest on the notes in the circumstances described under “—Contingent Interest” and, if applicable, additional amounts in the circumstances described under “—Registration Rights.” Interest, including contingent interest and additional amounts, if any, shall be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2006.

Interest on a note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the January 15 or July 15, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that accrued and unpaid interest, including contingent interest and additional amounts, if any, payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is after a record date and on or prior to the related interest payment date, in which case interest shall be paid to the record holder on the record date. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months and accrues from August 1, 2005 or from the most recent date to which interest has been paid or duly provided for.

Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless, as described below, such conversion occurs between a record date and the interest payment date to which that record date relates or such conversion occurs during a registration default as described under “—Registration Rights” below. If we deliver any shares of common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the closing price of the common stock on the trading day immediately prior to the conversion date. Our delivery to a holder of the full amount of cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion,” together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest (including contingent interest and additional amounts, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of our common stock upon conversion, see “Certain U.S. Federal Income Tax Considerations.”

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the interest payment date to which that record date relates, holders of such notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the next interest payment date or (2) to the extent of any overdue interest (and any contingent interest and additional amounts) if any such interest exists at the time of conversion with respect to such note.

Contingent Interest

Beginning with the period commencing on February 7, 2011 and ending on July 31, 2011, and for each six month period thereafter (from February 1 to and including July 31 and from August 1 to and including January 31), we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five consecutive trading days ending on the second trading day immediately preceding the first day of the applicable interest period (each such trading day during the five trading day period called the “determination date”) equals or exceeds 120% of the principal amount of the notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per note will equal 0.25% per year of the average trading price of such note during the applicable five trading-day reference period. For the United States federal income tax consequences of the contingent interest, see “Certain U.S. Federal Income Tax Considerations.”

We will notify the holders of the notes upon making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the notes obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used; and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further that if no such bids can reasonably be received by the bid solicitation agent, then:

•	for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the notes on any date of determination will equal the product of (i) the applicable conversion rate for the notes and (ii) the average closing price (as defined below under “— Conversion Rights—Conversion Upon Satisfaction of Sale Price Condition”) for our common stock on the five trading days ending on such determination date; and

•	for purposes of any determination of whether the condition to conversion of notes described under “—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition,” the trading price per $1,000 original principal amount of notes shall be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

We will appoint a bid solicitation agent and we may change any bid solicitation agent. The bid solicitation agent may not be an affiliate of ours.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

Optional Redemption by Barnes

Prior to February 7, 2011, the notes are not redeemable at our option. On or after February 7, 2011, we may redeem the notes for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or prior to an interest payment date, accrued and unpaid interest (including contingent interest and additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

Once we have called the notes for redemption, notes or portions of notes will be convertible by the holder until the close of business on the business day prior to the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the notes if we have failed to pay any interest, including contingent interest and additional amounts, on the notes when due and such failure to pay is continuing.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and during the periods described below, a holder may convert each of its notes prior to the close of business on the business day immediately preceding stated maturity into cash and shares of our common stock, if any, initially at a conversion rate of 23.7029 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $42.19 per share of common stock based on the issue price per note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon surrender of a note for conversion, we will deliver cash and shares of our common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

A holder may convert its notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:

•	if the closing price of our common stock reaches a specified threshold;

•	subject to certain limitations, if the trading price for the notes falls below a specified threshold;

•	once we have called the notes for redemption; or

•	upon the occurrence of specified corporate transactions.

We refer to each of these events as a “conversion triggering event.”

We will notify holders by press release once the notes have become convertible upon any of the foregoing circumstances.

If we call a holder’s notes for redemption, the holder may convert the notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has already delivered a repurchase election with respect to a note as described under either “—Repurchase of Notes by Barnes at Option of Holder” or “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

A holder may surrender its notes for conversion during any fiscal quarter after the fiscal quarter ending September 30, 2005 if the closing price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is equal to or greater than 130% of the applicable conversion price per share of our common stock on such last trading day.

Upon surrender by a holder of its notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

The “closing price” of our common stock or the capital stock or other equity interest of any of our subsidiaries on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported for composite transactions by the principal United States national or regional securities exchange on which our common stock or the capital stock or other equity interest of such subsidiary is traded or, if our common stock or the capital stock or other equity interest of such subsidiary is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. The closing price will be determined without reference to after-hours or extended market trading. If our common stock or the capital stock or other equity interest of such subsidiary is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “closing price” will be the last quoted bid price for our common stock or the capital stock or other equity interest of such subsidiary in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock or the capital stock or other equity interest of such subsidiary is not so quoted, the “closing price” will be the average of the mid-point of the last bid and asked prices for our common stock or the capital stock or other equity interest of such subsidiary on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose.

Conversion Upon Satisfaction of Trading Price Condition

Prior to August 1, 2024, a holder may surrender any of its notes for conversion during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of that period was less than 98% of the product of the closing price of our common stock and the current conversion rate of the notes on each such day.

The trustee will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the current conversion rate of the notes. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the current conversion rate of the notes.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, a holder may convert any of its notes at any time prior to the close of business on the business day immediately prior to the redemption date. Upon surrender by a holder of its notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

Conversion upon Specified Corporate Transactions

Certain Distributions

If we elect to

•

distribute to all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of our common stock at less than the closing price of a share of our common stock on the trading day immediately preceding the announcement date of the distribution, or

•	distribute to all holders of our common stock, assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 10% of the closing price of our common stock on the trading day immediately preceding the announcement date for such distribution, we must notify holders of the notes at least 20 business days prior to the ex-dividend date for such distribution; provided, however, that such notice will not be given in respect of the issuance or distribution of rights under our Rights Agreement dated as of December 10, 1996 or any extension, renewal, amendment, supplement or replacement thereof. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise could participate in the distribution without conversion in respect of notes held by the holder. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock, regular way on the relevant exchange or in the relevant market for the common stock, to its buyer. Upon surrender by a holder of its notes for conversion, we will deliver cash and shares of common stock, if any, as described below under “—Conversion Procedures—Payment upon Conversion.”

Certain Corporate Transactions

If

•	a “change of control” occurs pursuant to clause (1) of the definition thereof set forth under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change” below, or

•	a “change of control” occurs pursuant to clause (3) of the definition thereof set forth under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change” below pursuant to which our common stock would be converted into cash, securities or other property, in either case, regardless of whether a holder has the right to put the notes as described under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change,” then a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their notes, until the fundamental change repurchase date). We will notify holders and the trustee at the same time we publicly announce such transaction (but in no event less than 15 days prior to the anticipated effective date of such transaction).

If a holder elects to convert its notes during the period specified above on or prior to February 7, 2011 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, we will increase the conversion rate by the additional shares as described below under “—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity.

If a transaction described above occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

Conversion Procedures

To convert a note, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. If a holder’s interest is a beneficial interest in a global note, in order to convert a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent is initially the trustee. The conversion agent will, on a holder’s behalf, convert the notes into cash and shares of common stock, if any. A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if shares of common stock are to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock as set forth below under “—Conversion Procedures—Payment upon Conversion.”

Payment upon Conversion

In connection with any conversion, we will satisfy our obligation to convert the notes (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of notes being converted a “settlement amount” consisting of:

1.	cash equal to the lesser of $1,000 and the conversion value (as defined below), and

2.	to the extent the conversion value exceeds $1,000, a number of shares (which we refer to as the “residual value shares”) equal to the sum of the daily share amounts (as defined below) for each trading day of the conversion reference period described below, subject to our right to deliver cash in lieu of all or a portion of such residual value shares as described below.

The “daily share amount” means, for each trading day of the conversion reference period, a number of shares equal to the greater of (i) zero and (ii) the quotient of (A) 5% of the difference between (x) the product of the conversion rate (plus any additional shares as described under “—Conversion Procedures—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”) and the closing price of our common stock for such date and (y) $1,000, divided by (B) the closing price of our common stock for such day.

We may elect to pay cash to holders of notes surrendered for conversion in lieu of all or a portion of the residual value shares of common stock issuable upon conversion of such notes. If we do so elect to pay cash, we will notify you through the trustee of the dollar amount to be satisfied in cash (expressed as a percentage of each residual value share that will be paid in cash in lieu of our common stock) at any time on or before the date that is three business days following the conversion date (“cash settlement notice period”) unless we have already done so in connection with an optional redemption. If we timely elect to pay cash for any portion of the residual value shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period immediately following the cash settlement notice period (the “conversion retraction period”). If we do not make such an election, no retraction can be made (and a conversion notice shall be irrevocable).

The amount of cash payable in such event in respect of each residual value share otherwise issuable upon conversion shall equal the sum of the residual cash value (as defined below) for such share calculated for each day of the conversion reference period. The “residual cash value” for each date shall be the product of (1) the percentage of each residual value share otherwise issuable upon conversion which we elect to pay in cash and (2) the cash value of the daily share amount for such date. The cash value of the daily share amount shall be determined by multiplying the daily share amount for such date by the closing price of our common stock for such date.

We will not issue fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the closing price of our common stock on the trading day immediately preceding the conversion date. Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates or as described under “—Registration Rights” below. We will deliver the settlement amount on the third business day following the date the settlement amount is determined.

The “conversion value” means the product of (1) the conversion rate in effect (plus any additional shares as described under “—Conversion Rights—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”), and (2) the average of the closing prices of our common stock for the trading days during the conversion reference period.

The “conversion reference period” with respect to any notes means the 20 consecutive trading days beginning on the second trading day after the conversion date or, if we elect to pay cash to holders of notes in lieu of all or a portion of the residual value shares, the second trading day after the conversion retraction period ends, except in circumstances where conversions occur within 20 days leading up to the maturity date or a specified redemption date, in which case the conversion reference period will be the 20 consecutive trading days beginning on the fifth trading day following the maturity date or the redemption date, as the case may be. In addition, if we choose to settle all or any portion of the residual value shares in cash in connection with conversions within 20 days leading up to the maturity date or a specified redemption date, we will send, on or prior to the maturity date or the specified redemption date, as the case may be, a single notice to the trustee of the residual value shares to be satisfied in cash.

If a holder tenders notes for conversion and the conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the conversion value of each note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the conversion reference period. Settlement of notes tendered for conversion after the effective date will be as set forth above.

Upon the occurrence of a conversion triggering event, our requirement to pay in cash a portion of the conversion value of any notes tendered for conversion may constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors—Risks Related to the Offering—Upon the occurrence of a conversion triggering event, the ability of noteholders to convert their notes, or upon the occurrence of a fundamental change, the ability of the noteholders to have their notes repurchased by us, may constitute an event of default under certain of our indebtedness.”

Conversion Rate Adjustments

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

1.	the payment to all holders of common stock of dividends or other distributions payable in shares of our common stock or our other capital stock;

2.	subdivisions, splits and combinations of our common stock;

3.	the issuance to all holders of our common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than (or having a conversion price per share less than) the current market price on the trading day prior to the date upon which such distribution was publicly announced; provided that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration;

4.	distributions to all holders of our common stock, of shares of capital stock, evidences of indebtedness or other assets, including securities (but excluding rights, warrants or options listed in (3) above, dividends or distributions listed in (1) above and distributions consisting exclusively of cash), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution, and

•	the denominator of which will be the current market price of our common stock on the record date fixed for the distribution minus the fair market value, as determined by our board of directors, of the portion of those assets, debt securities, shares of capital stock or rights or warrants so distributed applicable to one share of common stock;

If we distribute to holders of our common stock capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average of the closing price of those securities (where such closing prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted;

5.	distributions of cash to all holders of our common stock (excluding (i) any dividend or distribution in connection with our liquidation, dissolution or winding-up or (ii) any quarterly cash dividends on our common stock to the extent that the aggregate cash dividend per share of our common stock in any fiscal quarter does not exceed $0.22 (such amount being the “dividend threshold amount”); the dividend threshold amount is subject to adjustment in a manner inversely proportionate to adjustments to the conversion rate (other than for adjustments due to cash dividends), in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the current market price of our common stock on the record date fixed for the distribution, and

•	the denominator of which will be (i) the current market price of our common stock on the record date fixed for the distribution minus (ii) the amount per share of such dividend or distribution minus the dividend threshold amount; if an adjustment is required to be made as a result of cash distributions that is not a regular quarterly dividend, the dividend threshold amount will be deemed to be zero;

6.	we or one of our subsidiaries makes a payment in respect of a tender offer (other than an odd-lot offer) or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event the conversion rate will be increased by multiplying it by a fraction,

•	the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchase in such tender or exchange offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer, and

•	the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer; or

7.	someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer, in which event the applicable conversion rate will generally be increased by multiplying such conversion rate by a fraction,

•	the numerator of which will be the sum of (i) the fair market value, as determined by our board of directors, of the aggregate consideration payable to our stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchange and not withdrawn as of the expiration of the offer and (ii) the product of the number of shares of our common stock outstanding less any such purchased shares and the closing price of our common stock on the trading day next succeeding the expiration of the tender or exchange offer, and

•	the denominator of which will be the product of the number of shares of our common stock outstanding, including any such purchased shares, and the closing price of our common stock on the trading day following the expiration of the tender or exchange offer;

The adjustment referred to in this clause (7) will be made only if:

•	the tender offer or exchange offer is for an amount that increases the offeror’s ownership of common stock to more than 25% of the total shares of common stock outstanding, and

•	the cash and value of any other consideration included in the payment per share of common stock exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

However, the adjustment referred to in this clause (7) will generally not be made if, as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation, merger, binding share exchange or a sale of all or substantially all of our assets.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law and New York Stock Exchange listing requirements, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of such an increase in the conversion rate. For a general discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the notes, see “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Conversion Rate Adjustments.”

“Current market price” of our common stock on any day means the average of the closing price per share of our common stock (as defined above under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) for each of the 20 consecutive trading days ending on the earlier of the day in question and the trading day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation, subject to adjustment by our board of directors if another transaction requiring an adjustment to the conversion rate occurs during such 20-day period.

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (4) above. A further adjustment will occur as described in clause (4) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in each case, in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion by a holder of its notes it will be entitled to receive the same type of consideration that it would have been entitled to receive had it owned a number of shares of our common stock equal to the conversion rate immediately prior to any of these events multiplied by the principal amount of the notes converted. The conversion value and the amounts received in settlement of our conversion obligation will be computed as set forth under “—Conversion Procedures—Payment upon Conversion” above and will be determined based on the kind and amount of shares of stock, securities or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, including contingent interest and additional amounts, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1.0% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1.0% will be carried forward and be made on the first to occur of (i) any subsequent adjustment, (ii) the first day of the next calendar year and (iii) any conversion of the notes.

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations, requiring a conversion rate adjustment. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Conversion Rate Adjustments.”

Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control

If the effective date or anticipated effective date of certain corporate transactions as described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” occurs on or prior to February 7, 2011 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. Notwithstanding the first sentence of this paragraph, if we elect to adjust the conversion rate and our conversion obligation as described below under “—Conversion After a Public Acquirer Change of Control,” the provisions described in that section will apply instead of the provisions described in this paragraph. We will notify holders, at least 20 days prior to the anticipated effective date of such corporate transaction and whether we elect to increase the conversion rate as described below or to modify the conversion obligation as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing prices (as defined under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately prior to but not including the effective date of the corporate transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “—Conversion Procedures— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price, effective date and number of additional shares per $1,000 principal amount of notes:

	Stock Price
Effective Date	$34.30	$37.00	$40.00	$42.19	$45.00	$50.00	$55.00	$65.00	$75.00	$85.00	$100.00	$125.00
August 1, 2005	5.45	5.22	4.30	3.78	3.19	2.42	1.96	1.25	0.87	0.65	0.42	0.25
August 1, 2006	5.45	5.11	4.12	3.63	2.98	2.25	1.75	1.07	0.72	0.51	0.32	0.18
August 1, 2007	5.45	5.00	3.90	3.43	2.75	2.05	1.51	0.89	0.56	0.39	0.24	0.13
August 1, 2008	5.45	4.80	3.68	3.14	2.50	1.77	1.22	0.67	0.40	0.26	0.16	0.08
August 1, 2009	5.45	4.41	3.36	2.59	2.04	1.25	0.71	0.30	0.14	0.07	0.03	0.00
August 1, 2010	5.45	3.79	2.76	1.63	1.27	0.41	0.02	0.00	0.00	0.00	0.00	0.00
February 7, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The maximum amount of additional shares is 5.4516 per $1,000 principal amount of notes, subject to adjustment in the same manner as in the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 29.1545 per $1,000 principal amount of notes subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year;

•	if the stock price is in excess of $125.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $34.30 per share (subject to adjustment), no additional shares will be added to the conversion rate.

The receipt of the additional shares may be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations.”

Conversion After a Public Acquirer Change of Control

Notwithstanding the foregoing, if a holder converts its notes in connection with a corporate transaction for which the conversion rate would be increased by a number of additional shares as described above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above and the settlement procedures described under “—Conversion Procedures—Payment upon Conversion”) into a number of shares of public acquirer common stock (as defined below). The conversion rate following the effective date of such transaction will be a number of shares of such public acquirer common stock equal to the product of:

•	the conversion rate in effect immediately prior to the effective date of such transaction, times,

•	the average of the quotients obtained, for each trading day in the 20 consecutive trading day period ending on the trading day immediately preceding the effective date of such public acquirer change of control (the “valuation period”), of:

(i)	the “acquisition value” (as defined below) of our common stock on each such trading day in the valuation period, divided by

(ii)	the closing price of the public acquirer common stock on each such trading day in the valuation period.

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•	for any cash, 100% of the face amount of such cash;

•	for any public acquirer common stock, 100% of the closing price of such common stock on such trading day; and

•	for any other securities, assets or property, 102% of the fair market value of such security, asset or property on such trading day, as determined by two independent nationally recognized investment banks selected by us for this purpose.

A “public acquirer change of control” means any event constituting a corporate transaction as described under “—Conversion Rights—Conversion Upon Specific Corporate Transactions—Certain Corporate Transactions” that would otherwise obligate us to increase the conversion rate as described above under “—Conversion Procedures—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and the acquirer, the person formed by or surviving the merger or consolidation or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s or person’s capital stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such fundamental change; provided that if there is more than one of such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer’s or person’s capital stock. We refer to such acquirer’s, person’s or other entity’s class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchange in connection with such transaction as the “public acquirer common stock.”

Upon a public acquirer change of control, if we so elect, holders may convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above) at the adjusted conversion rate described above in this section “—Conversion After a Public Acquirer Change of Control,” but will not be entitled to the increased conversion rate described under “—Conversion Procedures—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” above. We are required to notify holders of our election in our notice to holders of such transaction. As described under “—Conversion Rights—Conversion upon Specified Corporate Transactions,” holders may convert their notes upon a public acquirer change of control during the period specified therein. In addition, a holder can also, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change.”

Repurchase of Notes by Barnes at Option of Holder

On February 1, 2011, February 1, 2016 and February 1, 2021, each being a “repurchase date”, any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder or record on the corresponding record date, which may or may not be the same person to whom we will pay the purchase price.

In connection with any repurchase of notes, we will notify the holders of notes, not less than 20 business days prior to any repurchase date, of their repurchase right, the repurchase price, the repurchase date and the repurchase procedures. A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. Any repurchase notice given by a holder electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•	if definitive notes have been issued, the certificate numbers of the holders’ notes to be delivered for repurchase (or, if the notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•	if definitive notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder effecting book-entry transfer of the notes or delivering definitive notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the notes or delivery of the notes. Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Repurchase of Notes by Barnes at Option of Holder upon a Fundamental Change

If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes not previously called for redemption, or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including additional amounts, if any) to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the repurchase price.

Within 15 days after the occurrence of a fundamental change, we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its notes as described below. The fundamental change repurchase date specified by us will be 30 days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•	if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount at maturity of notes being withdrawn;

•	if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred upon a change of control of Barnes or a termination of trading of our common stock.

A “change of control” will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

1.	a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our capital stock entitled to vote generally in the election of directors; or

2.	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

3.	a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)	pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•	any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person.

A “continuing director” means a director who either was a member of our board of directors on June 30, 2005 or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a change of control describe in clause (3) above if 90% or more of the consideration in the transaction or transactions consists of shares of common stock traded or to be traded immediately following a change of control on a U.S. national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor quoted on the Nasdaq National Market.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file a Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Upon the occurrence of a fundamental change (as defined in the indenture governing the notes offered hereby), the ability of the noteholders to have their notes repurchased by us may also constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors—Risks Related to the Offering—Upon the occurrence of a conversion triggering event, the ability of noteholders to convert their notes, or upon the occurrence of a fundamental change, the ability of the noteholders to have their notes repurchased by us, may constitute an event of default under certain of our indebtedness.”

Any future credit agreements or other agreements relating to our indebtedness could contain provisions prohibiting repurchase of the notes under certain circumstances or could provide that a designated event constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the notes without potentially causing a default under this debt. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

The fundamental change purchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all our assets to another person, unless:

•	the resulting, surviving or transferee person, which we call the “successor company,” and, if the conversion obligation relates to public acquirer common stock that is not issued by such successor company, such public acquirer, will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor company (if not us) and the public acquirer, as applicable, will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but in the case of a conveyance, transfer or lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Events of Default; Notice and Waiver

The following constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•	a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise, regardless of whether such payment is permitted pursuant to the subordination provision of the indenture;

•	a default in the payment of any interest, including contingent interest and additional amounts, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date, regardless of whether such payment is permitted pursuant to the subordination provision of the indenture;

•	our failure to provide notice of the occurrence of a fundamental change as required by the indenture;

•	a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any notes and such default continuing for a period of 5 days or more;

•	our failure to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;

•	default in our obligation to redeem the notes after we have exercised our option to redeem;

•	our failure to perform or observe any of our other covenants or warranties in the indenture or in the notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•	our or our subsidiaries’ failure to pay when due at maturity or a default that results in the acceleration of any indebtedness for borrowed money (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $15 million or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•	if final unsatisfied judgments (not subject to further appeal) not covered by insurance aggregating in excess of $15 million rendered against us or any of our subsidiaries are not paid, discharged, stayed or otherwise secured or provided for within 60 days; and

•	certain events involving our or one of our significant subsidiaries’ bankruptcy, insolvency or reorganization.

When we refer to a “significant subsidiary,” we mean any subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of the indenture.

The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest (including contingent interest or additional amounts, if any) on the notes; however, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to specified events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of specified events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

The holders of a majority in principal amount of outstanding notes have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

To the extent any holder or holders request the trustee to take any action, the holder or holders are required to offer reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee. The indenture requires us (i) to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default every year, and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.

Legal Defeasance and Covenant Defeasance

The notes are not subject to any defeasance provisions under the indenture.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity or payment date for interest (including contingent interest and additional amounts, if any) on any note;

•	reduce or alter the manner of calculating the interest rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on any note;

•	reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency of payment of the notes or interest, including contingent interest or any additional amount, on any note;

•	adversely affect the repurchase option of a holder or the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion except as otherwise permitted by the indenture;

•	modify the redemption provisions in the indenture in a manner adverse to the holders of the notes;

•	reduce the quorum or voting requirements under the indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	remove guarantees as provided in the indenture;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct or supplement any inconsistency in the indenture, so long as such action will not materially adversely affect the interests of holders;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms or terms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•	provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or in a manner such that the uncertificated notes are described in Section 163 (f)(2)(B) of the Code;

•	conform, as necessary, the indenture and the form or terms of the notes, to the “Description of Notes” as set forth in our offering memorandum, dated July 26, 2005, relating to the offering of the notes;

•	provide for conversion rights of holders of notes if any reclassification or change of our common stock or any merger, consolidation or sale of all or substantially all of our assets occurs;

•	change the conversion rate in accordance with the indenture; and

•	make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

We are responsible for making all calculations in respect of the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the notes and the conversion price of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed The Bank of New York Trust Company, N.A., the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. The trustee’s claims for such payments will be senior to the claims of the note holders.

Notices

Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of mailing.

Rule 144A Information Request

We will furnish to the holders or beneficial holders of the notes or the common stock issuable upon conversion of the notes and prospective purchasers of the notes, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

The notes and the indenture are governed by, and shall be construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

The notes have been issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the designated corporate trust office of the trustee in the City of New York.

Payment and Paying Agent

We maintain an office or agent in the Borough of Manhattan, the City of New York, where we will pay the principal on the notes and a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest on any notes represented by the registered certificated securities referred to below by check mailed to a holder’s address as it appears in the note register, provided that if a holder has an aggregate principal amount of notes in excess of $2.0 million, it will be paid, at such holder’s written election, by wire transfer in immediately available funds.

Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, which is referred to herein as DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

Registration Rights

At the closing of the private offering of the notes on August 1, 2005, we entered into a registration rights agreement with the initial purchasers of the notes, pursuant to which we are filing the shelf registration statement of which this prospectus is a part with the SEC covering resales of the “registrable securities.” Pursuant to the registration rights agreement, we also agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes to, at our cost:

•	file with the Securities and Exchange Commission, or SEC, no later than the 90th day after the first date of original issuance of the notes, a shelf registration statement pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering resales of the notes and the common stock issuable upon conversion;

•	use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than January 27, 2006, or 180 days after the first date of original issuance of the notes; and

•	use reasonable best efforts to keep the shelf registration statement effective until the earliest of:

1.	expiration of the holding period applicable to the notes and shares of common stock issued upon conversion of the notes held by our non-affiliates under Rule 144(k) under the Securities Act; and

2.	the date when all of the notes and the common stock issued upon conversion thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the notes and the shares of common stock issued upon conversion of the notes cease to be outstanding.

We may suspend the effectiveness of the shelf registration statement or the use of this prospectus during specified periods under certain circumstances. Any suspension period may not exceed an aggregate of:

•	60 days in any 90-day period; or

•	90 days in any 360-day period.

We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•	the registration statement has not been filed prior to or on the 90th day following the first date of original issuance of any of the notes; or

•	the registration statement has not been declared effective prior to or on the 180th day following the first date of original issuance of any of the notes, which is referred to as the “effectiveness target date”; or

•	we do not, through our omission, name a holder as a selling stockholder in this prospectus or file a post-effective amendment within the required time periods as described below; or

•	any post-effective amendment required to be filed as described below has not been declared effective prior to the 60th day following the date such post-effective amendment is required to be filed; or

•	at any time after the effectiveness target date, the registration statement ceases to be effective or is not usable for its intended purpose (other than in the case of a suspension period described in the two preceding paragraphs), and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act, (2) if applicable, we do not terminate the suspension period, described in the two preceding paragraphs, by the 60th day or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 90 days.

If a registration default occurs, predetermined “additional amounts” will accrue on the notes that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each February 1 and August 1 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts exceed 0.50% per year. In no event will additional amounts be payable to holders of the notes or holders of common stock issuable upon conversion of the notes in connection with a registration default relating to the common stock issuable upon conversion of the notes. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the notes, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date.

A holder who elects to sell securities pursuant to the shelf registration statement will:

•	be required to be named as a selling security holder in this prospectus;

•	be required to deliver this prospectus to purchasers;

•	be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement we will:

•	pay all expenses of shelf registration statement;

•	provide each registered holder with copies of this prospectus as reasonably requested by such holder;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

In order to be named as a selling security holder in the prospectus or any applicable prospectus supplement at the time of effectiveness of the shelf registration statement, a holder must complete and deliver the notice and questionnaire which was attached as Annex A to the offering memorandum, dated July 26, 2005, relating to the offering of the notes, to us on or prior to the 15th business day before the effectiveness of the registration statement. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request from a security holder, we will, within the later of 15 business days after receipt (but no earlier than 15 days after effectiveness) and 15 days after the expiration of any suspension period in effect when the questionnaire is delivered, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such notes or shares of common stock, subject to our right to suspend the use of the prospectus; provided, however, that if we are required by law to file a post-effective amendment solely to add a selling security holder, we are not obligated to file more than one such post-effective amendment for all holders during one three-month period. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 60 days after the date on which the amendment was required to be filed.

Book-Entry Delivery and Settlement

We issued the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes were deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

•	access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the selling security holders nor the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated with portions of the principal amounts of the global notes; and

•	ownership of the notes is shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entitles that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

Notes represented by a global note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); DTC has advised us that, in such event, under its current practices, DTC would notify its participants of the company’s request, but will only withdraw beneficial interests from a global note at the request of each DTC participant; or (3) a default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

DESCRIPTION OF CAPITAL STOCK

In this section we describe the general terms of our capital stock. Our capital stock and the rights of our stockholders are subject to the applicable provisions of the Delaware General Corporation Law and our Restated Certificate of Incorporation and By-laws. The description below is qualified in its entirety by reference to our Restated Certificate of Incorporation and By-laws.

Common Stock

We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share. At September 30, 2005, an aggregate of 23,805,629 shares of common stock were outstanding and 614,065 were held as treasury shares. At September 30, 2005 there were 6,601 holders of record of our common stock. Subject to any rights and privileges granted to the holders of preferred stock by resolution of our board of directors pursuant to our Restated Certificate of Incorporation, the holders of common stock:

•	are entitled to receive dividends when, as and if declared by our board of directors out of any legally available funds;

•	have the right to exercise one vote in respect of each share of common stock held by them on all matters voted upon by the stockholders;

•	are entitled, upon liquidation or dissolution, to receive all of the assets of the corporation, tangible and intangible, of whatever kind available for distribution, remaining after the satisfaction of all our liabilities and obligations and the payment of any liquidation preferences, and subject to any participation rights, granted to any shares of preferred stock, ratably, in proportion to the number of shares of common stock held by them; and

•	have such other rights and privileges as may be allowed them by the laws of the State of Delaware.

The holders of shares of our common stock are not entitled to cumulate their votes in the election of directors and, as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Holders of our common stock have no conversion, redemption, sinking fund or preemptive rights. Stockholders are generally not liable for our debts or obligations, and the holders of shares are not liable for further calls or assessments by us. Subject to the provisions of our Restated Certificate of Incorporation, all shares of common stock have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights. At the discretion of our board of directors, any distribution to the stockholders upon liquidation, dissolution or winding up may be in whole or in part in securities or other property and the determination of our board of directors as to the value of such securities or other property shall be conclusive.

Our outstanding common stock is listed and traded on the New York Stock Exchange under the symbol “B.” The transfer agent and registrar for our common stock is Mellon Investor Services, LLC.

Preferred Stock

General

We are authorized to issue 3,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding. Our board of directors may, without further action by our stockholders, from time to time, issue shares of preferred stock in one or more series. In addition, the board may, at the time of issuance, determine the rights, preferences and limitations of each series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of us before any payment is made to the holders of shares of common stock. Holders of shares of preferred stock may also be entitled to participate with holders of our common stock in distributions upon our liquidation, dissolution or winding-up. Under some circumstances, issuances of shares of preferred stock may make a merger, tender offer or proxy contest or the assumption of control by a holder of a large block of our securities or the removal of incumbent management more difficult. Upon the vote of a majority of the directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

Series A Junior Participating Preferred Stock

On June 25, 1986, we filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Series A Preferred Stock). The number of shares designated as Series A Preferred Stock is 65,000 shares. As of June 30, 2005, no shares of Series A Preferred Stock were issued or outstanding. We have reserved the number of shares of our Series A Preferred Stock that may become issuable upon the exercise of rights in accordance with our shareholder rights plan as described below.

Dividends

Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year.

Dividends are payable in an amount per share (rounded to the nearest cent) equal to the greater of $5.00 or, subject to adjustment as described in the Certificate of Designation with respect to the Series A Preferred Stock, 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions declared on the common stock, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise). Accrued but unpaid dividends do not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all shares of Series A Preferred Stock outstanding at the time.

Voting Rights

Subject to adjustment as described in the Certificate of Designation with respect to the Series A Preferred Stock, each share of Series A Preferred Stock entitles the holder to 100 votes on all matters submitted to a vote of the stockholders. Except as otherwise provided in the Certificate of Designation or by law, the holders of shares of the Series A Preferred Stock and the holders of shares of common stock vote together as one class on all matters submitted to a vote of the stockholders.

If dividends on the Series A Preferred Stock are in arrears in an amount equal to six quarterly dividends, then the holders of the Series A Preferred Stock will have the right to elect two directors.

Liquidation Preference

Upon our liquidation (voluntary or otherwise), dissolution or winding up, no distribution will be made to the holders of shares of stock ranking junior to the Series A Preferred Stock unless the holders of the Series A Preferred Stock have first received $100 per share plus accrued and unpaid dividends. Following payment to the holders of shares of common stock of the amounts or distributions set forth in the Certificate of Designation with respect to the Series A Preferred Stock, the holders of Series A Preferred Stock and common stock will receive a ratable and proportionate share of the remaining assets to be distributed in the ratio set forth in the Certificate of Designation.

Redemption

The Series A Preferred Stock is not redeemable.

Ranking

The Series A Preferred Stock ranks junior to all other series of preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise.

Anti-takeover Provisions

General

Certain provisions of our Restated Certificate of Incorporation, our By-laws, our shareholder rights plan and the Delaware General Corporation Law may have possible anti-takeover effects. These provisions could discourage, delay or prevent an acquisition of our business at a premium price. The provisions:

•	permit the board of directors to increase its own size and fill the resulting vacancies;

•	provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

•	authorize the issuance of up to 3,000,000 shares of preferred stock in one or more series without a stockholder vote;

•	entitle certain holders of our common stock to purchase a fraction of a share of our Series A Preferred Stock that may be converted into a right to purchase our or a successor’s common stock at a discount; and

•	under certain circumstances, require a 70% super-majority vote to approve certain mergers and other business combinations between us and any holder of 5% or more of our common stock.

In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Effect of Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholders becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Shareholder Rights Plan

In December 1996, we adopted a new shareholder rights plan. Under the plan, each share of common stock contains one right that entitles the holder to purchase three one-hundredths of a share of our Series A Preferred Stock, for $200. The rights generally will not become exercisable unless and until, among other things, any person or group acquires beneficial ownership of 35% or more of our outstanding common stock. Following such event, each outstanding right becomes exercisable for our common stock at a value equal to twice the market price per share of our common stock. The rights are redeemable at 0.333% of $0.01 per right at any time until 10 days after a public announcement that a 35% or greater position in our common stock has been acquired and will expire, unless earlier redeemed or exchanged, on December 23, 2006.

If, following the acquisition of 35% or more of the outstanding shares of our common stock, we are acquired in a merger or other business combination, or 50% or more of our assets or earning power is sold or transferred, each outstanding right becomes exercisable for common stock or other securities of the acquiring entity having a value of twice the market price per share of the acquiring entity.

Our shareholder rights plan is designed to protect stockholders against unsolicited attempts to acquire control of us, whether through the accumulation of shares in the open market or tender offers that do not offer what our board of directors believes to be an adequate price to all stockholders.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Revolving Credit Facility

As of September 30, 2005, we had $22.0 million aggregate principal amount of indebtedness outstanding under our revolving credit facility. We used the proceeds of the issuance and sale of our 3.75% convertible senior subordinated notes due 2025 on August 1, 2005 to pay down the indebtedness outstanding under our revolving credit facility. Borrowings under our revolving credit facility are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the notes.

Our revolving credit facility will mature on June 2, 2009. The maximum aggregate principal amount that may be borrowed under the facility is $175.0 million, and we may ask for increases up to an aggregate principal amount of $250.0 million. There are two types of indebtedness under the facility, (i) Base Rate Loans and (ii) LIBOR Rate Loans. The interest rate on Base Rate Loans is the higher of (i) the prime rate of interest of Bank of America, N.A. (formerly Fleet National Bank) and (ii) 0.5% above the federal funds effective rate. Interest on Base Rate Loans is payable quarterly, on the last day of each calendar quarter. The interest rate on LIBOR Rate Loans is LIBOR plus a spread of 0.8% to 1.4% depending on our debt ratio. Interest on LIBOR rate loans is payable at our option in one, two, three or six month intervals, on the last day of such interest period. For each Base Rate Loan and LIBOR Rate Loan and the renewal or conversion thereof we pay a facility fee ranging from 0.20% to 0.35%, depending on our debt ratio at the end of each calendar quarter. The terms of Base Rate Loans and LIBOR Rate Loans is the applicable interest period. At the end of each interest period, we have the right to (i) convert Base Rate Loans to LIBOR Rate Loans and vice versa or (ii) extend the Base Rate Loan or LIBOR Rate Loan.

The entire $22.0 million aggregate principal amount of indebtedness outstanding as of September 30, 2005 is a LIBOR Rate Loan. The interest rate at September 30, 2005 was 4.81% and is paid on the last day of each interest period. We also paid a 0.25% facility fee on this LIBOR Rate Loan.

The credit agreement for the revolving credit facility contains certain financial covenants with which we must comply relating to, among other things, the following matters:

•	limitation on our and our subsidiaries’ incurrence of additional indebtedness, including a total indebtedness to (i) an aggregate amount of $10.0 million for domestic subsidiaries, (ii) an aggregate amount of $115.0 million for foreign subsidiaries, (iii) an aggregate amount of indebtedness not to exceed 3.25 times EBITDA through March 31, 2008 and 2.75 times EBITDA thereafter, for us and our subsidiaries combined, (iv) an interest coverage ratio test of 4.25 times EBITDA through March 31, 2006 and 4.50 times EBITDA thereafter, and (v) certain other limitations on indebtedness;

•	our and our subsidiaries’ consolidated net worth at any point in time may not be less than $260.0 million plus 50% of consolidated net income;

•	limitation on our and our subsidiaries’ ability to encumber property, assets and income, except in certain limited circumstances;

•	limitation on certain mergers, consolidations and sale, lease, transfer and disposal of assets by us and our subsidiaries; and

•	limitation on certain transactions with our affiliates.

The credit agreement includes various events of default customary for that type of agreement, including among others, the failure to pay principal and interest when due, cross-defaults on other indebtedness for borrowed monies, individually or in the aggregate in excess of $5.0 million, upon a change of control, upon breach of certain financial covenants, and upon certain events of bankruptcy, insolvency and reorganization.

7.13% Senior Notes

As of September 30, 2005, we had outstanding $6.2 million aggregate principal amount of 7.13% senior notes due 2005.

The 7.13% senior notes matured on December 5, 2005. The Company satisfied the remaining balance on such notes with cash and uncommitted short-term bank credit lines. See “—Lines of Credit.”

7.66% Senior Notes

As of September 30, 2005, our wholly owned subsidiary, Nova Scotia Company, had outstanding $24.5 million aggregate principal amount of 7.66% senior notes due 2007, which are guaranteed by us. The 7.66% senior notes are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the 3.75% convertible senior subordinated notes due 2025.

The 7.66% senior notes will mature on November 12, 2007. Interest on the 7.66% senior notes is payable semi-annually on May 12 and November 12 of each year.

The 7.66% senior notes purchase agreement contains certain financial covenants with which we must comply relating to, among other things, the following matters:

•	limitation on our and our subsidiaries’ incurrence of additional indebtedness, including a limitation of total indebtedness to (i) an aggregate amount of $10.0 million for domestic subsidiaries, (ii) an aggregate amount of $100.0 million for domestic and foreign subsidiaries combined, and (iii) an aggregate amount of 155% of consolidated net worth for us and our subsidiaries combined;

•	our and our subsidiaries’ consolidated net worth at any point in time may not be less than $201 million plus 50% of consolidated net income;

•	limitation on our and our subsidiaries’ ability to encumber property, assets and income, except in certain limited circumstances or other liens, which, in aggregate, do not exceed 15% of the book value of all properties owned by us and our subsidiaries during the preceding fiscal year;

•	limitation on certain mergers, consolidations and sale, lease, transfer and disposal of assets by us and our subsidiaries;

•	limitation on making leases that exceed 15% of the book value of all properties owned by us and our subsidiaries; and

•	limitation on certain transactions with our affiliates.

The events of default for the 7.66% senior notes include various events of default customary for that type of obligation, including among others, the failure to pay principal and interest when due and cross-defaults on other indebtedness for borrowed monies, individually or in the aggregate in excess of $5 million, upon a change of control, upon breach of certain financial covenants, and upon certain events of bankruptcy, insolvency and reorganization.

Except for certain encumbrances, in the event that we or our subsidiaries encumber property, assets or income, then Nova Scotia Company will be required to secure the 7.66% senior notes in an amount equally and ratably with all other obligations secured by such property, assets or income and such an event would nonetheless constitute an event of default.

7.80% Senior Notes

As of September 30, 2005, our wholly owned subsidiary, Nova Scotia Company, had outstanding $45.5 million aggregate principal amount of 7.80% senior notes due 2010, which are guaranteed by us. The 7.80% senior notes are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the 3.75% convertible senior subordinated notes due 2025.

The 7.80% senior notes mature on November 12, 2010. Interest on the 7.80% senior notes is payable semi-annually on May 12 and November 12 of each year. Mandatory prepayments on the 7.80% senior notes are due in principal payments of $15.2 million on November 12 in each year beginning on November 12, 2008 and ending on November 12, 2009. The remaining principal amount of the 7.80% senior notes will be due and payable on November 12, 2010.

The 7.80% senior notes are subject to financial covenants with which we must comply, which are identical to those in respect of our 7.66% senior notes described above.

The events of default for the 7.80% senior notes are identical to those in respect of our 7.66% senior notes described above.

Except for certain encumbrances, in the event that we or our subsidiaries encumber property, assets or income, then Novia Scotia Company will be required to secure the 7.80% senior notes in an amount equally and ratably with all other obligations secured by such property, assets or income and such an event would nonetheless constitute an event of default.

9.34% Notes

As of September 30, 2005, we had outstanding $61.9 million of 9.34% senior notes due 2008. The 9.34% senior notes are unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness, including the 3.75% convertible senior subordinated notes due 2025.

The 9.34% senior notes were issued under a note purchase agreement in which the interest rate was fixed at 8.59%. To lock in the 8.59% interest rate, we entered into a hedging agreement which required us to pay a fee in the amount of $3.4 million, which was added to the principal amount of the loan. Amortized over the life of the loan, this fee changed the effective interest rate from a fixed rate of 8.59% to a fixed rate of 9.34%. In July 2001, we entered into a $60.0 million interest rate swap, which had converted our fixed 9.34% interest rate to a floating interest rate at LIBOR plus 276 basis points. We terminated this interest rate swap in August 2002 which resulted in a termination payment to us. This gain was deferred and recorded as an adjustment to our debt balance. The accumulated adjustment to the carrying value of our debt under the 9.34% notes is being amortized to interest in accordance with its terms, which effectively reduces the fixed interest rate of 9.34% to a fixed interest rate of 7.84%.

The 9.34% senior notes mature on November 21, 2008. Interest on the 9.34% Senior Notes is payable semi-annually on May 21 and November 21 of each year, commencing on May 21, 2001. Mandatory prepayments on the 9.34% senior notes are due in principal payments of $20.0 million on November 21 in each year beginning on November 21, 2006 through November 21, 2008.

The 9.34% senior notes are subject to financial covenants with which we must comply, which are substantially identical to those in respect of our 7.66% senior notes and our 7.80% senior notes described above, as well as a fixed charge coverage ratio and a consolidated leverage ratio and limitation on our and our subsidiaries’ ability to invest in, transfer property or guarantee or otherwise be liable for the indebtedness of our wholly owned subsidiary, Nova Scotia Company.

The events of default for the 9.34% senior notes are substantially similar to those in respect of our 7.66% senior notes and our 7.80% senior notes described above.

Except for certain encumbrances, in the event that we or our subsidiaries encumber property, assets or income, then we are required to secure the 9.34% senior notes in an amount equally and ratably with all other obligations secured by such property, assets or income and such an event would nonetheless constitute an event of default.

2.15% Senior Notes

As of September 30, 2005, our subsidiary, Associated Spring Asia-PTE LTD, which we refer to as Spring Asia, has outstanding Yen 2,301.6 million, or approximately $20.3 million, aggregate principal amount under a term loan facility, which is guaranteed by us. The 2.15% term loan is unsecured and unsubordinated indebtedness and senior in right of payment to all of Spring Asia’s existing and future subordinated indebtedness, including the 3.75% convertible senior subordinated notes due 2025.

Spring Asia originally borrowed an aggregate principal amount of Yen 3,000 million. Mandatory prepayments on the term loan are due in ten semi-annual payments of Yen 87.3 million that began on December 28, 2001, with a final payment of Yen 2,214.3 million due on June 30, 2006, the maturity date. On December 30, 2002, Spring Asia prepaid the next four consecutive semi-annual installments totaling Yen 349.2 million. The next principal payment of Yen 87.3 million is due on December 30, 2005.

In connection with the term loan, Spring Asia entered into a series of forward currency exchange contracts, a form of derivative, that effectively converted the Yen principal payments to Singapore Dollar payments. These contracts increased Spring Asia’s effective rate of borrowing on the term loan to 5.2%.

The term loan agreement contains certain financial covenants with which we must comply relating to, among other things, the following matters:

•	limitation on Spring Asia’s incurrence of additional indebtedness, including a limitation of total indebtedness to an aggregate amount of $30.0 million;

•	limitation on Spring Asia’s ability to encumber property, assets and income, except in certain limited circumstances;

•	limitation on our ability to sell, merge, and consolidate Spring Asia; and

•	limitation of Spring Asia’s ability to sell, lease, transfer and dispose of assets;

The events of default for the term loan include various events of default customary for that type of obligation, including among others, failure to pay principal and interest when due, cross-defaults by Spring Asia, cross defaults in an aggregate amount exceeding $1.0 million by us, and certain events of insolvency by Spring Asia or us.

Industrial Revenue Bonds

As of September 30, 2005, we had outstanding $7.0 million in aggregate principal amount of industrial revenue bonds due in 2008. The industrial revenue bonds have variable interest rates. At September 30, 2005, the interest rate on the industrial revenue bonds was 2.80%.

Lines of Credit

We have available approximately $15.0 million in uncommitted short-term bank credit lines with Bank of America, NA, of which none was borrowed at September 30, 2005. The interest rate on the borrowings is Bank of America’s base rate as announced by Bank of America from time to time. We use our short term credit line to borrow on a day-to-day basis, whereas our revolving credit facility required us to borrow for a period of at least thirty days.

In addition, we had outstanding letters of credit totaling $3.7 million at September 30, 2005.

Capital Leases

As of September 30, 2005, we had debt related to capital leases, which we assumed in connection with an acquisition in April 2002, of which $0.6 million remained outstanding. The weighted average interest rate on these borrowings was 8.21% at September 30, 2005. This debt has an interest rate equalization prepayment penalty.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

This is a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership, conversion or disposition of notes and the ownership and disposition of common stock issuable upon conversion of the notes. All references to “Holders” (including U.S. Holders and Non-U.S. Holders) are to beneficial owners of notes and common stock. The discussion below deals only with notes and common stock held as capital assets and does not purport to deal with persons in special tax situations, including, for example, financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, or persons holding notes as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes. It is also limited to original purchasers of notes who acquire the notes at the issue price (as defined below).

Any discussion of the Federal tax issues set forth in this prospectus was written to support the promotion and marketing of the transactions described herein. Such discussion was not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding any tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

Except where specifically indicated below, we do not address all of the tax consequences that may be relevant to a holder. For example, we do not address:

•	the U.S. federal income tax consequences to partnerships or other pass through entities or shareholders in, or partners or beneficiaries of, a partnership or other pass through entity that is a holder of notes;

•	the U.S. federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of notes;

•	U.S. Holders who hold the notes whose functional currency is not the U.S. dollar;

•	any state, local or foreign tax consequences of the purchase, ownership or disposition of notes;

•	any reporting requirements of or other tax consequences under the Treasury regulations relating to certain tax shelter transactions; or

•	any federal, state, local or foreign tax consequences of owning or disposing of the common stock.

Persons considering the purchase of notes should consult their own independent tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, ownership, conversion and disposition of the notes or the common stock arising under the laws of any other taxing jurisdiction.

This summary is based upon laws, regulations, rulings and decisions now in effect all of which are subject to change (including retroactive changes in effective dates) or possible differing interpretations.

No statutory or judicial authority directly addresses all aspects of the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. The Internal Revenue Service, which we refer to as the IRS, has issued a revenue ruling with respect to instruments similar to the notes. This ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS, with respect to the United States federal income tax consequences to the holders of the notes. The IRS could take contrary positions and, as a result, it may not agree with the tax characterizations and tax consequences described below. A different treatment of the notes for U.S. federal income tax purposes could significantly alter the amount, timing, character and treatment of income, gain or loss recognized in respect of the notes from the tax consequences described below and could require a holder to accrue interest income at a rate different than the “comparable yield” described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is:

•	a citizen or resident alien individual of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust, if (i) a U.S. court can exercise primary jurisdiction over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable regulations of the U.S. Department of the Treasury to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor a partnership or other pass through entity. If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their own independent tax advisors.

We urge prospective investors to consult their own independent tax advisors with respect to the tax consequences to them of the purchase, ownership, conversion and disposition of the notes and the common stock in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

Classification of the Notes

In the opinion of our counsel, Nixon Peabody LLP, the notes are treated as debt instruments for U.S. federal income tax purposes and based on the schedule of projected payments and comparable yield determinations referred to below and our understanding that there is more than a remote possibility of the contingency occurring, and current law, regulations and interpretations, the notes are subject to the special regulations governing contingent payment debt instruments, which we refer to as the CPDI regulations. Moreover, pursuant to the terms of the indenture, we and each holder of notes agree (in the absence of administrative pronouncements or judicial rulings to the contrary), for U.S. federal income tax purposes, to treat the notes as debt instruments that are subject to the CPDI regulations with a “comparable yield” calculated in the manner described below.

The remainder of this discussion assumes that the notes are treated as indebtedness subject to the CPDI regulations.

U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. Holder.

Accrual of Interest on the Notes

Pursuant to the CPDI regulations, U.S. Holders are required to accrue interest income on notes on a constant yield to maturity basis, in the amounts described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. U.S. Holders may be required to include interest in taxable income in each year in excess of any cash interest payments (whether fixed or contingent) actually received in that year.

The CPDI regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

•	the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the notes.

The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made with respect to the notes.

The term “comparable yield” means the annual yield we would pay, as of the initial issue date, on a fixed-rate nonconvertible debt security with no contingent payments but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield for the notes is an annual rate of 8.50%, compounded semi-annually.

The CPDI regulations require that we provide to U.S. Holders, solely for determining the amount of interest accruals for U.S. federal income tax purposes, a schedule of the projected amounts of payments, which we refer to as projected payments, on the notes. These payments set forth on the schedule must produce a total return on the notes equal to the comparable yield. The projected payment schedule includes both fixed interest payments and estimated payments of contingent interest. The projected payment schedule also includes an estimate for a payment at maturity taking into account the fair market value of the common stock and cash that might be paid upon a conversion of the notes, and this estimated payment will be treated as a contingent payment.

Pursuant to the terms of the indenture and as required by the contingent debt regulations, for U.S. federal income tax purposes, each holder of notes has agreed to use the comparable yield and the schedule of projected payments as described above in determining its interest accruals, and the adjustments thereto described below, in respect of the notes. The schedule of projected payments will be set forth in the indenture. You may also obtain the projected payment schedule by submitting a written request for such information to the following address:

Barnes Group Inc.

123 Main St.

Bristol, CT 06010-0489

Attention: General Counsel

(860) 583-7070

Our determinations of the comparable yield and the projected payment schedule are not binding on the IRS and it could challenge such determinations. If it did so, and if any such challenge was successful, then the amount and timing of interest income accruals of the holders would be different from those reported by us or included on previously filed tax returns by the holders.

The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a holder’s interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.

Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

Adjustments to Interest Accruals on the Notes

If, during any taxable year, a U.S. Holder receives actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the CPDI regulations equal to the amount of such excess. The U.S. Holder will treat a

“net positive adjustment” as additional interest income for such taxable year. For this purpose, the payments in a taxable year include the fair market value of our common stock and cash received in that year upon a conversion of the notes.

If a U.S. Holder receives in a taxable year actual payments with respect to the notes that in the aggregate are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) reduce the U.S. Holder’s interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any negative adjustment in excess of the amount described in (a) and (b) will be carried forward, as a negative adjustment to offset future interest income in respect of the notes or to reduce the amount realized on a sale, exchange, conversion or retirement of the notes.

We may be required to make payments of liquidated damages if we do not file or cause to be declared effective a registration statement, as described under “Description of the Notes—Registration Rights.” We intend to take the position that for U.S. federal income tax purposes that any payments of liquidated damages should be taxable to U.S. Holders as additional ordinary income when received or accrued, in accordance with their method of tax accounting. If we do fail to file or cause to be declared effective a registration statement, U.S. Holders should consult their independent tax advisors concerning the appropriate tax treatment of the payment of liquidated damages with respect to the notes.

Sale, Exchange, Conversion or Redemption

Upon the sale, exchange of a note, or the redemption of a note for cash, a U.S. Holder generally will recognize gain or loss. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes includes the receipt of stock and cash upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the receipt of our common stock and cash by a U.S. Holder upon the conversion of a note as a payment under the CPDI regulations. As described above, holders have agreed to be bound by our determination of the comparable yield and the schedule of projected payments. Under this treatment, a conversion of a note may result in gain or loss to a U.S. Holder to the extent described below.

The amount of gain or loss on a taxable sale, exchange, conversion or redemption will be equal to the difference between

•	the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any of our common stock received upon a conversion, and

•	the U.S. Holder’s adjusted tax basis in the note.

A U.S. Holder’s adjusted tax basis in a note is generally equal to the U.S. Holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals for net positive or negative adjustments as described above), and decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the note (without regard to the actual amount paid). Gain recognized upon a sale, exchange, conversion or redemption of a note will generally be treated as ordinary interest income. Any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the note is held for more than one year). The deductibility of net capital losses is subject to limitations.

Upon conversion of a note for our common stock and/or cash, any accrued and unpaid interest on such note shall be deemed to be paid by the receipt of such common stock and/or cash. A U.S. Holder’s initial tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. Holder’s holding period of the common stock received will commence on the day immediately following the date of conversion.

Distributions on Common Stock

Distributions to a U.S. Holder on our common stock, other than certain pro rata distributions of common shares, are treated as dividends to the extent payable out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, as of the end of the tax year of the distribution. Dividends are includible in gross income by the U.S. Holder and taxable as ordinary income when received or accrued, in accordance with such U.S. Holder’s method of tax accounting.

To the extent that a U.S. Holder receives a distribution on our common stock that would have constituted a dividend for U.S. federal income tax purposes had it not exceeded our current and accumulated earnings and profits, the distribution will first be treated as a non-taxable return of capital, which reduces the holder’s tax basis in its shares of our common stock and, thereafter, will be treated as capital gain.

Dividends received by non-corporate U.S. Holders, including individuals, on our common stock in tax years beginning on or before December 31, 2008 may be subject to tax at lower rates applicable to long term capital gains, provided that certain conditions are met. Dividends paid to corporate U.S. Holders may qualify for a dividends-received deduction, provided that certain conditions are met. U.S. Holders should consult their own independent tax advisors concerning the applicability of these rules to their particular circumstances.

Conversion Rate Adjustments

Under certain circumstances described under the heading “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” above, the conversion rate of the notes may be adjusted. The U.S. federal income tax treatment to a U.S. Holder of such a conversion rate adjustment is unclear.

If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes was increased, such increase might be deemed to be the payment of a taxable dividend to holders of the notes. For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness or our assets or an increase in the event of a cash dividend could result in deemed dividend treatment to holders of the notes, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock will not. Any such constructive dividend would be treated, at the time of the conversion rate adjustment, as either taxable dividends, a return of capital or capital gain, as discussed under the heading “—Distributions on Common Stock” above. The amount of any constructive dividend taxable as a dividend to a U.S. Holder will increase such holder’s tax basis in its notes.

Alternatively, a conversion rate adjustment could be viewed as not resulting in a deemed distribution to the holders of the notes, in which case, any additional cash or shares of our common stock received by a U.S. Holder upon conversion of the notes as a result of such an adjustment would be taken into account as a contingent payment under the CPDI regulations.

Backup Withholding Tax and Information Reporting

Payments of principal, premium, if any, and interest (including original issue discount) on, and the proceeds of dispositions of, the notes may be subject to information reporting and U.S. federal backup withholding tax if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability.

Non-U.S. Holders

The following is a summary of certain U.S. federal tax consequences that will apply to you if you are a Non-U.S. Holder.

Non-U.S. Holders should consult their own independent tax advisors to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to them.

Payments with Respect to the Notes

All payments on the notes made to a Non-U.S. Holder, including payments of stated interest, contingent interest (except as described below), payments in common stock and cash pursuant to conversion, and any gain realized on a sale or exchange of the notes will generally be exempt from U.S. income or withholding tax, provided that:

•	such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address or otherwise satisfies applicable documentation requirements;

•	such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, where a tax treaty applies, are not attributable to a U.S. permanent establishment); and

•	the common stock (and perhaps the notes) are actively traded within the meaning of section 871(h)(4)(C)(v)(1) of the Code (which, for these purposes and subject to certain exceptions, includes trading on NYSE).

Notwithstanding the preceding sentence, a portion of the payment in our common stock pursuant to a conversion may be subject to U.S. federal withholding tax at a 30% rate (or lower treaty rate) if that portion is attributable to increases in the conversion rate on account of an increase in the dividend rate on the common stock. Such portion may represent payment of “contingent interest” of the type (i.e., amount determined by reference to dividends) that is not eligible for the “portfolio interest” exemption which would otherwise apply to interest on the notes. We intend to withhold with respect to any such portion of the common stock or cash. You should consult your independent tax advisors regarding the possibility of obtaining a refund of the withheld amounts. Additionally, any gain realized on a sale, exchange, redemption or conversion of the notes may be subject to U.S. federal income tax (including the branch profits tax) if we are a “United States real property holding corporation.” We believe that we are not and do not anticipate becoming a “United States real property holding corporation.”

If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business (and where an income tax treaty applies, is attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on interest and on any gain realized on the sale, exchange, conversion or redemption of the notes in the same manner as if it were a U.S. Holder. Such Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order for the effectively connected income to be exempt from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) or its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Payments on Common Stock and Adjustments to Conversion Rate

Any dividends paid to a Non-U.S. Holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see “—U.S. Holder—Conversion Rate Adjustments” above) is subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States (and where an income tax treaty applies, is attributable to a U.S. permanent establishment), are not subject to the withholding tax, but will generally be subject to regular U.S. federal income tax in the same manner as if it were a U.S. Holder. Such a Non-U.S. Holder is required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order for effectively connected income to be exempt from withholding tax. Any interest income at the time of conversion attributable to an adjustment to the conversion rate of the notes may also be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Redemption of Shares of Common Stock

Any gain realized upon the sale, exchange, or redemption of a share of common stock generally is not subject to U.S. federal income tax unless

•	the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and where an income tax treaty applies, is attributable to a U.S. permanent establishment), or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Backup Withholding Tax and Information Reporting

In general, a Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the notes if the Non-U.S. Holder has provided us with an IRS Form W-8BEN described above and we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person. In addition, no backup withholding will be required regarding the proceeds of the sale of notes made within the United States or conducted through certain U.S. financial intermediaries if the payor receives the appropriate Form W-8 and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or the Non-U.S. Holder otherwise establishes an exemption.

SELLING SECURITY HOLDERS

We originally issued the notes to the initial purchasers, Banc of America Securities LLC, J.P. Morgan Securities Inc., Jefferies & Company, Inc., BNY Capital Markets, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Calyon Securities (USA) Inc. and HSBC Securities (USA) Inc., in a private placement on August 1, 2005. The notes were resold by the initial purchasers in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Selling security holders, including their transferees, pledgees, donees or successors, may from time to time offer and sell the notes and the underlying common stock pursuant to this prospectus or any applicable prospectus supplement.

The table below sets forth the name of each selling security holder, the principal amount of notes and number of shares of common stock beneficially owned by each selling security holder, and the number of shares of common stock issuable upon conversion of those notes that may be offered from time to time under this prospectus by the selling security holders named in the table.

Because the selling security holders may offer all or some portion of the notes or underlying shares of common stock listed below, we have assumed for purposes of this table that the selling security holders will sell all of the notes and all of the underlying shares of common stock offered by this prospectus pursuant to this prospectus. See “Plan of Distribution.” In addition, the selling security holders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the notes since the date on which they provided to us the information presented in the table.

We have prepared the table below based on information given to us by those selling security holders who have supplied us with this information prior to the effective date of the registration statement of which this prospectus is a part and we have not sought to verify such information. Based upon information provided to us by the selling security holders, none of the selling security holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates or predecessors within the past three years.

					Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner(1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Citadel Equity Fund Ltd(5)	$22,500,000	22.50%	—	533,315	—	—
Banc of America Securities LLC(6)	9,650,000	9.65%	—	228,732	—	—
Vicis Capital Master Fund(7)	5,500,000	5.50%	—	130,365	—	—
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.(8)	5,360,000	5.36%	—	127,047	—	—
Zazove Convertible Arbitrage Fund, L.P.(9)	4,000,000	4.00%	—	94,811	—	—
Lord Abbett Investment Trust—LA Convertible Fund(10)	3,755,000	3.76%	—	89,004	—	—
KBC Financial Products USA Inc.(11)	3,651,000	3.65%	—	86,539	—	—
BNP Paribas Equity Strategies, SNC(12)	3,165,000	3.17%	147	75,019	147	*

					Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner(1)	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Highbridge International LLC(13)	$3,135,000	3.14%	—	74,308	—	—
Ellington Overseas Partners, Ltd.(14)	3,000,000	3.00%	—	71,108	—	—
Wachovia Securities International Ltd.(15)	2,500,000	2.50%	—	59,257	—	—
Calamos Market Neutral Fund—Calamos Investment Trust(16)	2,000,000	2.00%	—	47,405	—	—
Zazove Hedged Convertible Fund, L.P.(9).	2,000,000	2.00%	—	47,405	—	—
Basso Holdings Ltd.(17)	1,935,000	1.94%	—	45,865	—	—
Argent LowLev Convertible Arbitrage Fund (Bermuda) Ltd.(8)	1,640,000	1.64%	—	38,872	—	—
Silvercreek II Limited(18)	1,592,000	1.59%	—	37,735	—	—
Institutional Benchmark Series (Master Feeder) Ltd.(9).	1,200,000	1.20%	—	28,443	—	—
Boilermakers Blacksmith Pension Trust(19)	1,115,000	1.15%	—	26,428	—	—
Basso Fund Ltd.(17)	1,094,000	1.09%	—	25,930	—	—
Silvercreek Limited Partnership(18)	1,060,000	1.06%	—	25,125	—	—
Delaware PERS(19)	1,025,000	1.03%	—	24,295	—	—
McMahan Securities Co., L.P.(20)	1,000,000	1.00%	—	23,702	—	—
Quest Investment Management(21)	1,000,000	1.00%	—	23,702	—	—
Commissioners of the Land Office(10)	970,000	*	—	22,991	—	—
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.(12)	955,000	*	—	22,636	—	—
Fore Convertible Master Fund, LP(22)	940,000	*	—	22,280	—	—
Basso Multi-Strategy Holdings Fund Ltd.(17)	921,000	*	—	21,830	—	—
HFR CA Select Fund(9).	800,000	*	—	18,962	—	—
Argent Classic Convertible Arbitrage Fund L.P(23).	780,000	*	—	18,488	—	—
JMG Triton Offshore Fund, Ltd.(24)	600,000	*	—	14,221	—	—
Intl. Truck & Engine Corp. Non-Contributory Retirement Plan Trust(10)	590,000	*	—	13,984	—	—

					Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Conversion Shares of Common Stock Offered(3)	Number of Shares of Common Stock	Percentage of Shares of Common Stock Outstanding(4)
Philadelphia Board of Pensions(10)	$500,000	*	—	11,851	—	—
Pension, Hospitalization Benefit Plan of the Electrical Ind Plan(10)	450,000	*	—	10,666	—	—
Intl Truck & Engine Corp. Retirement Plan for Salaried Employee’s Trust(10)	430,000	*	—	10,192	—	—
National Fuel & Gas Company Retirement Plan(10)	425,000	*	—	10,073	—	—
Sturgeon Limited (12)	415,000	*	—	9,836	—	—
ICI American Holdings Trust(19)	390,000	*	—	9,244	—	—
Xavex Convertible Arbitrage 10 Fund (23)	390,000	*	—	9,244	—	—
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent (23)	360,000	*	—	8,533	—	—
Newport Alternative Income Fund(18)	340,000	*	—	8,058	—	—
Pebble Limited Partnership(18)	340,000	*	—	8,058	—	—
Man Mac I, Ltd.(25)	337,000	*	—	7,987	—	—
FPL Group Employee Pension Plan (19)	305,000	*	—	7,229	—	—
Syngenta AG(19)	280,000	*	—	6,636	—	—
Argent LowLev Convertible Arbitrage Fund, LLC(23)	270,000	*	—	6,399	—	—
Singlehedge US Convertible Arbitrage Fund(12)	235,000	*	—	5,570	—	—
Total Fina Elf Finance USA, Inc.(10)	235,000	*	—	5,570	—	—
Lyxor/Convertible Arbitrage Fund Limited(12)	230,000	*	—	5,451	—	—
Silver Convertible Arbitrage Fund, LDC(23)	230,000	*	—	5,451	—	—
Delta Airlines Master Trust(19)	225,000	*	—	5,333	—	—
Argent Classic Convertible Arbitrage Fund II, L.P.(23)	200,000	*	—	4,740	—	—
Vermont Mutual Insurance Company(10)	200,000	*	—	4,740	—	—
HFR CA Global Select Master Trust Account(23)	160,000	*	—	3,792	—	—
City of Shreveport (LA) Employees Retirement System(10)	140,000	*	—	3,318	—	—
Class C Trading Company, Ltd.(23)	140,000	*	—	3,318	—	—

						Common Stock Beneficially Owned Upon Completion of the Offering
Name of Beneficial Owner	Principal Amount Of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Shares of Common Stock Beneficially Owned Prior to the Offering(2)		Conversion Shares of Common Stock Offered(3)	Number of Shares of Common Stock		Percentage of Shares of Common Stock Outstanding(4)
Fore ERISA Fund, Ltd.(22)	128,000	*	—		3,033	—		—
NFS—SCI Funeral and Merchandise Fixed Common Trust(10)	120,000	*	—		2,844	—		—
Partners Group Alternative Strategies PCC LTD(23)	120,000	*	—		2,844	—		—
Argent Opportunities Fund LLC(23)	100,000	*	—		2,370	—		—
HBMC LLC(13)	98,000	*	—		2,322	—		—
B.C. McCabe Foundation(10)	95,000	*	—		2,251	—		—
Guggenheim Portfolio Company VIII (Cayman), Ltd.(26)	95,000	*	—		2,251	—		—
KeySpan Insurance Company(10)	80,000	*	—		1,896	—		—
Wachovia Bank, NA, as Trustee for the SCI Cemetery Merchandise Common Trust(10)	70,000	*	—		1,659	—		—
Anthony Munk(18)	68,000	*	—		1,611	—		—
KeySpan Foundation(10)	50,000	*	—		1,185	—		—
Xavex Convertible Arbitrage 2 Fund(23)	50,000	*	—		1,185	—		—
Aloha Airlines Non-Pilots Pension Trust(19)	35,000	*	—		829	—		—
Argent LowLev Convertible Arbitrage Fund II, LLC(23)	30,000	*	—		711	—		—
Wachovia Bank, NA, as Trustee for the SCI Pre-Need Common Trust Fund(10)	25,000	*	—		592	—		—
HBFT LLC(13)	17,000	*	—		402	—		—
All other holders of notes or future transferees from such holders(1)	2,659,000	2.66	—		63,063	—		—

Totals	$100,000,000	100.00	147	(27)	2,370,290	147	(27)	*	(27)

*	Less than 1%.

(1)	Prior to any use of this prospectus in connection with an offering of notes or underlying common stock by any selling security holder not identified above, the registration statement of which this prospectus is a part will be supplemented by a prospectus supplement or report filed pursuant to the Exchange Act setting forth the identity and aggregate amount of notes and underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. Information about successors to named selling security holders who wish to sell securities under this prospectus will be set forth in prospectus supplements identifying such successors.

(2)	Shares in this column do not include shares of common stock issuable upon conversion of the notes listed in the column to the right.

(3)	Assumes conversion of all of the holder’s notes at a conversion rate of 23.7029 shares of common stock per $1,000 principal amount of the notes, not including fractional shares for which we will pay cash as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.” However, this conversion rate is subject to adjustments as described under “Description of Notes—Conversion Procedures.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future. These notes are convertible upon the occurrence of any of the events described under “Prospectus Summary—The Offering—Conversion Rights.” As of the date of this prospectus, no such event has occurred.

(4)	Calculated based on 23,805,629 shares of our common stock outstanding as of September 30, 2005.

(5)	Kenneth C. Griffin controls Citadel Investment Group, L.L.C. (“CIG”), which in turn controls CLP Citadel Limited Partnership (“CLP”), which has voting and investment control over the securities beneficially owned by Citadel Equity Fund, Ltd. (“CEF”). CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by CEF.

(6)	Kumaran Vijayakumar has voting and investment control over the securities beneficially owned by Banc of America Securities LLC.

(7)	Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC, which has voting and investment control over the securities beneficially owned by Vicis Capital Master Fund. Shad Stastney, John Succo and Sky Lucas disclaim individual ownership of the securities listed in the above table.

(8)	Henry Cox and Allan Marshall collectively have voting and investment control over the securities beneficially owned by Argent LowLev Convertible Arbitrage Fund (Bermuda) Ltd. and Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.

(9)	Gene T. Prelti has voting and investment control over the securities beneficially owned by Institutional Benchmark Series (Master Feeder) Ltd., HFR CA Select Fund, Zazove Convertible Arbitrage Fund, L.P. and Zazove Hedged Convertible Fund, L.P.

(10)	Maren Lindstrom has voting and investment control over the securities beneficially owned by Lord Abbett Investment Trust – LA Convertible Fund, Commissioners of the Land Office, Intl. Truck & Engine Corp. Non-Contributory Retirement Plan Trust, Philadelphia Board of Pensions, Pension, Hospitalization Benefit Plan of the Electrical Ind Plan, Intl Truck & Engine Corp. Retirement Plan for Salaried Employee’s Trust, National Fuel & Gas Company Retirement Plan, Total Fina Elf Finance USA, Inc., Vermont Mutual Insurance Company, City of Shreveport (LA) Employees Retirement System, NFS – SCI Funeral and Merchandise Fixed Common Trust, B.C. McCabe Foundation, KeySpan Insurance Company, Wachovia Bank, NA, as Trustee for the SCI Cemetery Merchandise Common Trust, KeySpan Foundation, and Wachovia Bank, NA, as Trustee for the SCI Pre-Need Common Trust Fund.

(11)	Dennis Fitzgerald, Managing Director of KBC Financial Products USA Inc., has voting and investment control over the securities beneficially owned by KBC Financial Products USA Inc.

(12)	Christian Menestrier, the CEO of CooperNeff Advisors Inc., has voting and investment control over the securities beneficially owned by BNP Paribas Equity Strategies, SNC, CooperNeff Convertible Strategies (Cayman) Master Fund, L.P., Sturgeon Limited, Singlehedge US Convertible Arbitrage Fund and Lyxor/Convertible Arbitrage Fund Limited.

(13)	Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC (“Highbridge”), which has voting and investment control over the securities beneficially owned by Highbridge International LLC, HBMC LLC and HBFT LLC. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by these selling security holders.

(14)	Jeff Toback, Laurence Penn and Michael Vranos collectively control Ellington Management Group, LLC, which has voting and investment control over the securities beneficially owned by Ellington Overseas Partners, Ltd.

(15)	Steve Jones has voting and investment control over the securities beneficially owned by Wachovia Securities International Ltd.

(16)	Nick Calamos has voting and investment control over the securities beneficially owned by Calamos Market Neutral Fund – Calamos Investment Trust.

(17)	Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso Capital Management, L.P. (“Basso”), which has voting and investment control over the securities beneficially owned by Basso Holdings Ltd., Basso Fund Ltd. and Basso Multi-Strategy Holdings Fund Ltd. Mr. Fischer has ultimate responsibility for trading with respect to this selling security holder. Mr. Fischer disclaims ultimate beneficial ownership of the securities held by this selling security holder.

(18)	Louise Morwick and Bryn Joynt collectively have voting and investment control over the securities beneficially owned by Silvercreek II Limited, Silvercreek Limited Partnership, Newport Alternative Income Fund, Pebble Limited Partnership and Anthony Munk.

(19)	Ann Houlihan, the Chief Compliance Officer of Froley Revy Investment Company, has voting and investment control over the securities beneficially owned by Boilermakers Blacksmith Pension Trust, Delaware PERS, ICI American Holdings Trust, Delta Airlines Master Trust, Syngenta AG, Aloha Airlines Non-Pilots Pension Trust and FPL Group Empoyee Pension Plan.

(20)	Ronald Fertig, Jay Glassman, Joseph Dwyer, D. Bruce McMahan, Scott Dillinger and Norman Ziegler collectively have voting and investment control over the securities beneficially owned by McMahan Securities Co., L.P.

(21)	Frank Campana and James Doolin collectively have voting and investment control over the securities beneficially owned by Quest Investment Management.

(22)	David Egglishaw has voting and investment control over the securities beneficially owned by Fore Convertible Master Fund, LP and Fore ERISA Fund, Ltd.

(23)	Nathanial Brown and Robert Richardson collectively control Argent Management Company, LLC, which has voting and investment control over the securities beneficially owned by Argent Classic Convertible Arbitrage Fund L.P, Xavex Convertible Arbitrage 10 Fund, Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent, Argent LowLev Convertible Arbitrage Fund, LLC, Silver Convertible Arbitrage Fund, LDC, Argent Classic Convertible Arbitrage Fund II, L.P., HFR CA Global Select Master Trust Account, Class C Trading Company, Ltd., Partners Group Alternative Strategies PCC LTD, Argent Opportunities Fund LLC, Xavex Convertible Arbitrage 2 Fund and Argent LowLev Convertible Arbitrage Fund II, LLC.

(24)	Jonathan M. Glaser and Roger Richter collectively have voting and investment control over the securities beneficially owned by JMG Triton Offshore Fund, Ltd. (the “JMG Fund”). JMG Fund is an international business company organized under the laws of the British Virgin Islands. The JMG Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “JMG Manager”) that has voting and dispositive power over the JMG Fund’s investments, including the securities listed in the above table. The equity interests of the JMG Manager are owned by Pacific Capital Management, Inc. a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(25)	Michael Collins has voting and investment control over the securities beneficially owned by Man Mac I, Ltd.

(26)	Matthew Li has voting and investment control over the securities beneficially owned by Guggenheim Portfolio Company VIII (Cayman), Ltd.

(27)	Assumes that all other holders of notes or future transferees do not beneficially own any of our common stock other than the shares issuable upon conversion of the notes.

To the extent that any of the selling security holders identified above are broker-dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. KBC Financial Products USA Inc., Citadel Equity Fund Ltd., McMahan Securities Co., L.P., Wachovia and Banc of America Securities LLC have advised us that they are broker-dealers. Accordingly, they are underwriters within the meaning of the Securities Act.

BNP Paribas Equity Strategies, SNC has advised us that it is an affiliate of a broker-dealer. With respect to this selling security holder, we have been advised that it has acquired its notes and underlying common stock in the ordinary course of business and, at the time of the purchase of the notes and the underlying common stock, this selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common stock. To the extent that we become aware that this entity did not acquire its notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file either a post-effective amendment to the registration statement of which this prospectus is a part or, to the extent permitted by SEC rules, supplement this prospectus pursuant to a prospectus supplement or report filed pursuant to the Exchange Act to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

Only selling security holders identified above who beneficially own the notes and the underlying common stock set forth opposite each such selling security holder’s name in the foregoing table on the effective date of the registration statement of which this prospectus is a part may sell such securities pursuant to the registration statement. Prior to any use of this prospectus in connection with an offering of notes or underlying common stock by any selling security holder not identified above, the registration statement of which this prospectus is a part will be supplemented by a prospectus supplement or report filed pursuant to the Exchange Act setting forth the identity and aggregate amount of notes and underlying common stock beneficially owned by the selling security holder intending to sell such notes or underlying common stock. The prospectus, as supplemented, will also disclose whether any selling security holder selling notes or underlying common stock in connection with such prospectus has held any position or office with, has been employed by or otherwise has had a material relationship with us or our affiliates or predecessors during the three years prior to the date of the prospectus, if such information has not already been disclosed herein.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus. The notes and the underlying common stock may be sold from time to time to purchasers:

•	directly by the selling security holders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes and the underlying common stock.

The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the underlying common stock by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling security holders were deemed to be underwriters, the selling security holders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes and underlying common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise, swaps or derivative transactions.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

In connection with the sales of the notes and the underlying common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers may in turn engage in short sales of the notes and the underlying common stock in the course of hedging their positions. The selling security holders may also sell the notes and the underlying common stock short and deliver notes and the underlying common stock to close out short positions, or loan or pledge notes and the underlying common stock to broker-dealers that, in turn, may sell the notes and the underlying common stock. Such sales may include purchases by a broker-dealer as principal and resale by the broker-dealer of its account, and broker-dealers may agree with the undersigned to sell a specified number of shares at a stipulated price per share.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling security holders. Selling security holders may decide not to sell all or a portion of the notes and the underlying common stock offered by them pursuant to this prospectus or may decide not to sell notes or the underlying common stock under this prospectus. In addition, any selling security holder may transfer, devise or give the notes and the underlying common stock by other means not described in this prospectus. Any notes or underlying common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling security holders from the sale of the notes or the underlying common stock offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of notes or common stock to be made directly or through their agents. We will not receive any of the proceeds from this offering.

Our common stock is listed on the New York Stock Exchange under the symbol “B.” We do not intend to apply for listing of the notes on any securities exchange or for quotation through Nasdaq. The notes originally issued in the private offering are eligible for trading on the PORTAL Market. However, notes sold pursuant to this prospectus will no longer be eligible for trading on the PORTAL Market. Accordingly, no assurance can be given as to the development of liquidity or any trading market for the notes.

The selling security holders and any other persons participating in the distribution of the notes or underlying common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling security holders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and underlying common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability to engage in market-making activities with respect to the notes and the underlying common stock.

If required with respect to a particular offering of the notes and the underlying common stock, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement, a report filed pursuant to the Exchange Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Information about successors to named selling security holders who wish to sell securities under this prospectus will be set forth in a prospectus supplement, a report filed pursuant to the Exchange Act or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part identifying such successors. To the extent that a form of prospectus filed pursuant to SEC Rule 424(b) does not include disclosure of omitted information regarding the terms of the offering, plan of distribution, or selling security holders because the omitted information has been included in periodic or current reports, we will file with the SEC a form of prospectus identifying the periodic or current reports that are incorporated by reference into the prospectus that is part of this registration statement.

Under the registration rights agreement entered into at the closing of the private offering of the notes on August 1, 2005, we agreed to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of when all of the registrable securities have been sold pursuant to the registration statement or pursuant to Rule 144 or the expiration of the holding period applicable to the notes and the shares of our common stock issued or issuable upon their conversion held by persons that are not our affiliates under Rule 144(k) under the Securities Act or any successor provision.

We are permitted to prohibit offers and sales of securities pursuant to this prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and other material events for a period not to exceed 60 days in the aggregate in any 90-day period or 90 days in the aggregate in any 360-day period. We also agreed to pay liquidated damages to certain holders of the notes and shares of common stock issuable upon conversion of the notes if the registration statement of which this prospectus is a part is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted. See “Description of Notes—Registration Rights.”

Under the registration rights agreement, we and the selling security holders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying common stock to the public, other than selling and certain legal expenses of the selling security holders.

VALIDITY OF SECURITIES

The validity of the notes and the shares of our common stock issuable upon conversion of the notes is being passed upon for us by our special counsel, Nixon Peabody LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Barnes Group Inc.’s first of two Current Reports on Form 8-K filed with the SEC on July 25, 2005 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Barnes Group Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited financial information of Barnes Group Inc. for the three month periods ended March 31, 2005 and 2004, for the three and six-month periods ended June 30, 2005 and 2004 and for the three and nine-month periods ended September 30, 2005 and 2004, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2005, August 3, 2005 and November 3, 2005, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not “reports” or “parts” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at Room 1580, Station Place, 100 F St., N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

Documents may also be available on our website at www.barnesgroupinc.com. Information contained on our website does not constitute a part of this prospectus.